SCHEDULE 14A

                    INFORMATION REQUIRED IN PROXY STATEMENT

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No. __)

Filed by the registrant       /x/
Filed by a party other than the registrant        / /

Check the appropriate box:

/ /  Preliminary Proxy Statement

/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

/x/  Definitive proxy statement

/ /  Definitive additional materials

/ /  Soliciting Material Pursuant to [ss]240.14a-11(v) or [ss]240.14a-12

                                 SUMMIT BANCORP

------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                 SUMMIT BANCORP

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(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  No fee required.

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

        ----------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:

        ----------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     4) Proposed maximum aggregate value of transaction:

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     5) Total fee paid:

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/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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     2) Form, Schedule or Registration Statement No.:

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     3) Filing Party:

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     4) Date Filed:

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

[SUMMIT BANCORP LOGO]

                                                301 Carnegie Center
                                                P.O. Box 2066
                                                Princeton, New Jersey 08543-2066

                                                T. Joseph Semrod
                                                Chairman of the Board and
                                                Chief Executive Officer

March 9, 1999


Dear Fellow Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Summit Bancorp. scheduled to be held on Friday, April 23, 1999, at 10:00 a.m. at The Hyatt Regency Princeton, 102 Carnegie Center, Route 1 at Alexander Road, Princeton, New Jersey. Your Board of Directors and senior management look forward to personally greeting those shareholders able to attend.

At the meeting, shareholders will be asked to elect six directors, to approve the Summit Bancorp. 1999 Non-Executive Option Plan and to ratify the selection of KPMG LLP, independent certified public accountants, to audit the accounts of Summit for 1999. We will also report to you on Summit's current operations and outlook. Members of the Board and management will be available to respond to any questions you may have.

Regardless of the number of shares you own, it is important that they be represented and voted at the meeting. Please vote your shares by telephone, via the Internet or by mail, in the manner described in the attached Proxy Statement. Your prompt cooperation is appreciated.

On behalf of your Board of Directors, thank you for your continued support.

Sincerely,

/s/ T. JOSEPH SEMROD

[SUMMIT BANCORP LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             FRIDAY, APRIL 23, 1999

TO OUR SHAREHOLDERS:

     The Annual Meeting of the shareholders of Summit Bancorp. is scheduled to be held at The Hyatt Regency Princeton, 102 Carnegie Center, Route 1 at Alexander Road, Princeton, New Jersey, on Friday, April 23, 1999 at 10:00 a.m. to vote on these proposals:

     1.   To elect six directors.

     2.   To approve the Summit Bancorp. 1999 Non-Executive Option Plan.

     3. To ratify the selection of KPMG LLP, independent certified public accountants, to audit the consolidated financial statements of Summit Bancorp. and its subsidiaries for the year ending December 31, 1999.

     4. To transact such other business as may properly come before the meeting and any adjournment thereof.

     The Board of Directors by resolution has fixed the close of business on February 24, 1999 as the record date and hour for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment thereof.

     It is important that your shares be represented and voted at the Annual Meeting. Whether or not you plan to attend, please vote your shares by telephone, via the Internet or by mail, in the manner described in the attached Proxy Statement. Please act today.

                                  By order of the Board of Directors
                                  RICHARD F. OBER, JR.
                                  Secretary

March 9, 1999

     PLEASE VOTE YOUR SHARES BY TELEPHONE, VIA THE INTERNET OR BY MAIL, IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT. IF YOU PLAN ON ATTENDING THE ANNUAL MEETING PLEASE SO INDICATE ON YOUR PROXY.

     IMPORTANT NOTICE: ALL SHAREHOLDERS PLANNING TO ATTEND THE ANNUAL MEETING SHOULD REFER TO THE BACK COVER FOR DIRECTIONS TO THE ANNUAL MEETING SITE AND FOR IMPORTANT INFORMATION REGARDING PROCEDURES FOR ADMITTANCE TO THE ANNUAL MEETING.

                                 PROXY STATEMENT

     The mailing address of the corporate headquarters of Summit Bancorp. ("Summit" or the "Corporation") is P.O. Box 2066, Princeton, New Jersey 08543-2066, and the telephone number is (609) 987-3200.

     This Proxy Statement and the enclosed proxy are being sent on approximately March 9, 1999 to shareholders of record as of February 24, 1999. A copy of the 1998 Annual Report to Shareholders, including financial statements, is enclosed.

     The following information is furnished in connection with a solicitation of proxies by the Board of Directors for the Annual Meeting. Except for matters described in this Proxy Statement, the Board of Directors does not know of any matter that will or may be presented at the Annual Meeting. Under New Jersey law, only proposals set forth in the Notice of Annual Meeting may be considered at the Annual Meeting. See "Shareholder Proposals" at p. 30 for a discussion of Summit's By-Law procedures and SEC regulations relating to shareholder proposals. With respect to any matters that may arise at the Annual Meeting not currently known to the Board of Directors, the persons named as proxies intend to vote the shares they represent in accordance with their judgment.

     Your vote is important and you are encouraged to vote your shares today. Shareholders of record may vote by telephone, via the Internet or by mail. You can vote your shares by telephone by calling the toll-free telephone number on your proxy card. Telephone voting is available 24 hours a day. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. Our telephone voting procedures are designed to authenticate shareholders by using individual control numbers. If you vote by telephone you do not need to return your proxy card. You can also choose to vote via the Internet. The web site for Internet voting is on your proxy card. Internet voting is available 24 hours a day. As with telephone voting, you will be given the opportunity to confirm that your instructions have been properly recorded. If you vote via the Internet you do not need to return your proxy card. If you choose to vote by mail, simply mark the enclosed white proxy card, date and sign it, and return it to First Chicago Trust, Division of Equiserve in the postage-paid envelope provided. If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Each proxy submitted will be voted as directed; however, if not otherwise specified, proxies solicited by the Board of Directors will be voted FOR the Director nominees named herein and FOR the second and third proposals set forth in the Notice of Annual Meeting of Shareholders and this Proxy Statement.

     If a shareholder is participating in Summit's Dividend Reinvestment and Stock Purchase Plan (the "Dividend Reinvestment Plan"), the shareholder will receive a single proxy covering both the shares of Summit common stock, par value $.80 per share (the "Common Stock"), held by the shareholder in certificate form and the shares of Common Stock held in the shareholder's Dividend Reinvestment Plan account by the Dividend Reinvestment Plan Administrator. If a proxy is not returned, shares of Common Stock represented by the proxy, including any held under the Dividend Reinvestment Plan, will not be voted.

     Individuals who hold Common Stock through participation in Summit's Savings Incentive Plan (the "Savings Plan") will receive a separate card for use in providing voting instructions to the Savings Plan's Trustee. Full shares held by the Savings Plan will be voted by the Trustee in accordance with instructions received from participants. Full shares held by the Savings Plan for which no voting instructions are received will be voted by the Trustee in a manner deemed to be in the best interests of the beneficial owners of such shares.

     Individuals who hold Summit Common Stock through participation in the Norwalk Savings Society Thrift Incentive Plan ("NSS Thrift Incentive Plan") will receive a separate card for use in providing voting instructions to the Trustee of the NSS Thrift Incentive Plan (the "NSS Trustee"). Full shares held by the NSS Thrift Incentive Plan will be voted by the NSS Trustee in accordance with the instructions received from participants. The NSS Trustee will vote any participants' shares with respect to which instructions have not been received in its fiduciary discretion.

     A proxy may be revoked by the person giving the proxy at any time prior to the close of voting. Prior to the Annual Meeting a proxy may be revoked by filing with the Secretary of Summit a written revocation or by the timely delivery of a valid, later dated proxy. During the Annual Meeting a proxy may be revoked by filing a written revocation or a duly executed proxy bearing a later date with the secretary of the Annual Meeting prior to the close of voting. Any shareholder of record may attend the Annual Meeting and vote in person, whether or not a proxy has previously been given.

     The close of business of Summit on February 24, 1999 has been fixed by the Board of Directors as the record date and hour for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. On that date, there were 174,234,235 shares of Common Stock issued and outstanding, and there were no other voting securities of Summit outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting.

     The following companies are subsidiaries of Summit and are sometimes referred to by means of the listed abbreviations: "SumNJ"--Summit Bank (Hackensack, NJ); "SumPA"--Summit Bank (Bethlehem, PA).

     All share numbers and share values have been adjusted to give effect to the three-for-two stock split which became effective September 24, 1997.


                            1. ELECTION OF DIRECTORS

     The Restated Certificate of Incorporation of Summit contains a provision adopted by a vote of the shareholders which divides the Summit Board of Directors into three classes, with each class of directors serving a staggered term of three years. Each class of directors must consist, as nearly as possible, of one third of the number of directors constituting the entire Board of Directors. Presently there are seven directors in Class I, six directors in Class II and six directors in Class III.

     Six director nominees are standing for election to the Board of Directors at the 1999 Annual Meeting. Five of the director nominees are standing for election to Class III of the Board of Director and one director nominee is standing for election to Class II.

     The terms of the current directors in Class III expire at the 1999 Annual Meeting. Accordingly, the five director nominees standing for election to Class III of the Board constitute five of the six current members of Class III and are to be elected to serve until the 2002 Annual Meeting and until their successors are elected and qualified. The sole current member of Class III not standing for election, Mr. S. Rodgers Benjamin, a director of the Corporation since 1996, will be retiring from the Board upon the expiration of his term at the 1999 Annual Meeting. The sole nominee for election to Class II of the Board, Mr. William M. Freeman, was elected to the Board in December, 1998 and is standing for election by the shareholders at the next Annual Meeting as required by New Jersey law. He is currently a member of, and being nominated for election to, Class II, to serve until the 2001 Annual Meeting and until his successor is elected and qualified.

     Set forth below, with respect to the nominees for election as directors and the continuing members of the Board, are their names, ages, the year in which each first became a director, their principal occupations during the past ten years and other positions. Each director nominee is at present available for election as a member of the Board. If for any reason a director nominee becomes unavailable for election, the proxies solicited by the Board of Directors will be voted for a substitute director nominee selected by the Board of Directors or, at its option, the Board of Directors may reduce the number of directors constituting the entire Board. All incumbent directors attended at least 75% of the aggregate of Board meetings and meetings of Committees on which each served.

     In accordance with the long-standing practice of Summit's Board of Directors, more than two-thirds of the members of Summit's Board are nonemployee directors. Of the nineteen current members of the Board of Directors, sixteen are not employees of Summit or its subsidiaries. After the retirement mentioned above, fifteen of eighteen Board members will be nonemployee directors. In addition to attendance at Board meetings (the Board met 8 times during 1998) and Committee meetings as described below (Committees held 22 meetings in 1998), directors discharge their responsibilities throughout the year by personal meetings and frequent telephone contact with Summit's executive officers and others regarding the business and affairs of Summit and its subsidiaries. Fourteen directors additionally serve on one or more of the Boards of Directors of Summit's bank and nonbank subsidiaries.

     To permit the Board of Summit to more efficiently discharge its duties, Summit has seven standing Board committees which held meetings in 1998 as follows: the Executive Committee (5 meetings), the Audit Committee (4 meetings), the Nominating Committee (1 meeting), the Compensation Committee (5 meetings), the Capital and Dividend Committee (1 meeting), the Risk Management Committee (4 meetings) and the Acquisition Committee (2 meetings).

             CLASS III -- DIRECTOR NOMINEES -- TERM EXPIRING IN 2002

   [PHOTO]                 Robert L. Boyle, 63, Director since 1986.
                      Representative (since 1987) with the William H. Hintelmann Firm (realty and insurance) and Publisher Emeritus (since
                      1978) of The Dispatch (newspaper). Regent Emeritus of St. Peter's College. Member of the State of New Jersey Supreme Court Disciplinary Oversight Committee. Trustee of Oceanic Free Library Association and Parents Support Group of New Jersey. Director of the New Jersey Lawyer and SumNJ (since
                      1964). Member of the Acquisition, Executive, Compensation and Capital and Dividend Committees.

   [PHOTO]                Robert G. Cox, 58, Director since 1996. President
                      (since 1996) of Summit and SumNJ. Formerly Director (1981-1996), President (1987-1996) and Chief Executive Officer (1994-1996) of The Summit Bancorporation. Formerly Chairman of the Board (1994-1996), President (1980-1996) and Chief Executive Officer (1983-1996) of Summit Bank (predecessor bank to SumNJ). Former Chairman of the New Jersey Bankers Association. Member of the Board of Directors of the New Jersey Business and Industry Association. Trustee of Centenary College. Director of SumNJ (since 1981). Member of the Executive Committee.

   [PHOTO]                 Elinor J. Ferdon, 62, Director since 1984. Volunteer
                      professional. Director (since 1974), National President (since 1996), former First Vice President (1993-1996) and former Vice President (1987-1993) of the Girl Scouts of U.S.A. Trustee of World Foundation for Girl Guides and Girl Scouts, Inc. Vice Chair of Liberty Science Center and Hall of Technology. Member of the Board of Governors of United Way of America. Trustee of the National Urban League, Inc. Trustee Emeritus of Fairleigh Dickinson University and Stoneleigh Burnham School. Director of SumNJ (since 1976). Chair of the Audit Committee. Member of the Executive, Compensation and Risk Management Committees.

   [PHOTO]                 William R. Miller, 71, Director since 1997. Former
                      Senior Vice President, Manufacturing, (1975-1991) of Lenox China, Inc. (manufacturer of china and housewares). Formerly Director (1989-1997) of Collective Bancorp, Inc. and Collective Bank (predecessor bank to SumNJ) (1985-1998). Member of the Acquisition, Audit and Capital and Dividend Committees.

   [PHOTO]                Joseph M. Tabak, 66, Director since 1987. Chair and
                      Chief Executive Officer (since 1991) of JPC Enterprises, Inc. (distributor of paper and plastic disposable products). Former Chairman (1988-1989) and former President (1971-1988) of Bunzl Distribution USA, Inc., Northeastern Division and predecessor Jersey Paper Company (distributor of paper and plastic disposable products). Trustee of St. Peter's Hospital Foundation and Highland Park Conservative Temple. Director of SumNJ (since 1981). Chair of the Acquisition Committee. Member of the Executive, Compensation and Capital and Dividend Committees.

             CLASS II -- DIRECTOR NOMINEE -- TERM EXPIRING IN 2001

   [PHOTO]                 William M. Freeman, 46, Director since December,
                      1998. President and Chief Executive Officer of Bell Atlantic-New Jersey (since April, 1998). Former President and Chief Executive Officer (1994-1998) and Director, Customer Service Centers (1992-1993) of Bell Atlantic-Washington, D.C. Former Executive Director, External Affairs (1993-1994) of Bell Atlantic. Former Director, External Affairs (1987-1991) of Bell Atlantic Network Services. Member of New Jersey Commission on Higher Education. Member of the Board of Directors of the New Jersey Chamber of Commerce and Prosperity New Jersey, Inc.


             CLASS I -- INCUMBENT DIRECTORS -- TERM EXPIRING IN 2000

   [PHOTO]                 James C. Brady, 63, Director since 1996. Managing
                      General Partner (since 1987) of Mill House Associates, L.P. (real estate and securities investment) and formerly Director (1972-1987) of predecessor Brady Security and Realty Corp. Formerly Chairman of the Board (1990-1993) and Vice Chairman of the Board (1978-1990) of Somerset Trust Company (predecessor bank to SumNJ). Formerly Director (1989-1996) of The Summit Bancorporation. Chairman of the Boys' and Girls' Club of Newark Life Camp, Inc. Director of SumNJ (since 1989). Chair of the Risk Management Committee. Member of the Executive, Compensation and Nominating Committees.

   [PHOTO]                 T.J. Dermot Dunphy, 66, Director since 1984. Chairman
                      (since 1996), Director and Chief Executive Officer (since
                      1971) and former President (1971-1996) of Sealed Air Corporation (specialty and protective packaging materials and systems). Trustee of the Partnership for New Jersey and Committee for Economic Development. Director of Public Service Enterprise Group, Inc. and SumNJ (since 1981). Chair of the Executive and Compensation Committees. Member of the Acquisition, Nominating and Risk Management Committees.

   [PHOTO]                 Thomas H. Hamilton, 68, Director since 1997. Formerly
                      Chairman and Chief Executive Officer (1989-1997) and President (1989-1993; 1995-1997) of Collective Bancorp, Inc. and Chairman and Chief Executive Officer (1962-1998), President (1962-1989; 1994-1998) and Director (1960-1998)
                      of Collective Bank (predecessor bank to SumNJ). Former Director of the Federal Home Loan Bank of New York. Former member of the Board of Governors of the New Jersey Savings League. Member of the Acquisition, Executive, Compensation and Capital and Dividend Committees.

   [PHOTO]                 Fred G. Harvey, 70, Director since 1988. Director and
                      Vice President (since 1983) of E & E Corporation (engineering consulting services). Former General Manager of Bethlehem Steel Corporation. Director of the Retired Employee Benefit Coalition (REBCO), Northampton County Area Community College Foundation and SumPA (since 1981). Chair of the Capital and Dividend Committee. Member of the Audit, Nominating and Risk Management Committees.

   [PHOTO]                 Francis J. Mertz, 61, Director since 1986. Trustee
                      (since 1991) and President (since 1990) of Fairleigh Dickinson University. Trustee of the St. James Foundation and Independent College Fund of New Jersey. Director of Liberty Science Center and Hall of Technology, Association of Independent Colleges and Universities in New Jersey, National Association of Independent Colleges and Universities and SumNJ (since 1973). Member of the Executive, Compensation and Risk Management Committees.

   [PHOTO]                 T. Joseph Semrod, 62, Director since 1981. Chairman
                      of the Board and Chief Executive Officer (since 1981) and former President (1981-1996) of Summit. Chairman of the Board (since 1981), Chief Executive Officer (since 1994) and former President (1994-1996) of SumNJ. Former Director of Federal Reserve Bank of New York. Trustee and former Chairman of The Partnership for New Jersey and the International Financial Conference. Chair of New Jersey State Chamber of Commerce. Co-Chair of Prosperity New Jersey, Inc. Member of the Executive Committee.

   [PHOTO]                 Douglas G. Watson, 54, Director since 1996.
                      President, Chief Executive Officer and Director (since February 1, 1997) of Novartis Corporation (healthcare, agribusiness and nutrition products). Formerly President and Chief Executive Officer (1996-1997) of Ciba-Geigy Corporation (pharmaceutical products) (predecessor to Novartis Corporation) and former President (1986-1996) of the Pharmaceuticals Division, Ciba-Geigy Corporation. Formerly Director of The Summit Bancorporation (1988-1996) and Summit Bank (predecessor bank to SumNJ) (1986-1996). Director of Engelhard Corporation. Member of the Acquisition, Audit, Capital and Dividend and Nominating Committees.


            CLASS II -- INCUMBENT DIRECTORS -- TERM EXPIRING IN 2001

   [PHOTO]                 John G. Collins, 62, Director since 1986. Vice
                      Chairman of the Board of Summit (since 1986) and SumNJ (since 1994). Formerly Chairman of the Board (1983-1986), Director, President and Chief Executive Officer (1982-1986) of Commercial Bancshares, Inc. Chairman and Trustee of Independent College Fund of New Jersey. Chair of the National Conference of Community and Justice, New Jersey Region. Former Chairman of the Board of Trustees of St. Peter's College and New Jersey Bankers Association. Trustee of Collier Services Foundation. Chairman of Summit Service Corporation (since 1991). Director of Collier Services and SumNJ (1978-1990, 1994-present). Member of the Acquisition Committee.

   [PHOTO]                 Anne Evans Estabrook, 54, Director since 1994. Sole
                      proprietor (since 1984) of Elberon Development Co. (real estate) and President (since 1983) of David O. Evans, Inc. (real estate). Chairman and Director of E'town Corporation. Board of Governors of the National Conference of Community and Justice, New Jersey Region. Trustee of Cornell University. Formerly Director of Constellation Bancorp (1985-1994) and National State Bank (1978-1994). Director of E'town Properties, Inc. and SumNJ (since
                      1994). Member of the Acquisition, Executive, Compensation Nominating and Capital and Dividend Committees.

   [PHOTO]                 George L. Miles, Jr., 57, Director since 1994.
                      President and Chief Executive Officer (since 1994) of WQED Pittsburgh, Inc. (television and radio broadcasting and magazine publishing). Former Executive Vice President and Chief Operating Officer (1984-1994) of Thirteen/WNET (television broadcasting). Chairman of the Board of the Urban League of Pittsburgh. Trustee of the Foundation for Minority Interests in Media, Inc. Former Chairman of the Board of Trustees of the Association for America's Public Television Stations. Director of SumNJ (since 1994). Member of the Audit, Nominating, Capital and Dividend and Risk Management Committees.

   [PHOTO]                 Raymond Silverstein, 71, Director since 1991.
                      Consultant (since 1989) and former Principal (1949-1989) of Alloy, Silverstein, Shapiro, Adams, Mulford & Co., P.C. (certified public accountants). Director (1970-1975, 1980-present) of SumNJ. Formerly Chairman of the Board (1987-1994) of United Jersey Bank/South, N.A. (predecessor bank to SumNJ). Former Chairman of the Board of Kennedy Health Care Foundation. Former Trustee of John F. Kennedy Hospital and William Likoff Cardiovascular Institute of Hahneman University. Chair of the Nominating Committee. Member of the Acquisition and Risk Management Committees.

   [PHOTO]                 Orin R. Smith, 63, Director since 1996. Chairman of
                      the Board (since 1995), Director (since 1981) and Chief Executive Officer (since 1984) of Engelhard Corporation (specialty chemical products, engineered materials and industrial commodities management). Formerly Director (1984-1996) of The Summit Bancorporation. Director of Ingersoll-Rand Company, The Perkin-Elmer Corporation, Vulcan Materials Company and SumNJ (since 1981). First Vice Chairman of Centenary College. Overseer, New Jersey Institute of Technology. Trustee of Plimoth Plantation. Member of the Executive, Compensation, Capital and Dividend and Nominating Committees.

                  BENEFICIAL OWNERSHIP OF SUMMIT COMMON STOCK
                      BY DIRECTORS AND EXECUTIVE OFFICERS

     Set forth below are the number of shares of Summit Common Stock beneficially owned by each Director of Summit, by each executive officer listed in the Summary Compensation Table and by all Directors and executive officers of Summit as a group as of February 24, 1999. The beneficial owners listed below hold sole voting and investment power over all shares listed, except as indicated. To Summit's knowledge, there is no person (as defined in Section 13(d)(3) of the Exchange Act) who beneficially owned five percent or more of the outstanding voting securities of Summit as of February 24, 1999.


                                                                                   PERCENTAGE
                                                                   SHARES           OF SUMMIT
                                                                BENEFICIALLY         COMMON
                                                                    OWNED             STOCK
                                                                ----------------   -----------
S. Rodgers Benjamin ...........................................    131,194(1)         .075%
Robert L. Boyle ...............................................     94,548(2)         .054%
James C. Brady ................................................    323,791(3)(4)      .186%
John G. Collins ...............................................    497,316(5)(6)      .285%
Robert G. Cox .................................................    692,917(5)(7)      .398%
T.J. Dermot Dunphy ............................................    114,021            .065%
Anne Evans Estabrook ..........................................     55,132            .032%
Elinor J. Ferdon ..............................................     29,997(8)         .017%
William M. Freeman ............................................      1,000            .001%
John R. Haggerty ..............................................    152,697(5)         .088%
Thomas H. Hamilton ............................................  1,179,944(9)         .677%
Fred G. Harvey ................................................      4,298(10)        .002%
Sabry J. Mackoul ..............................................    166,772(5)         .096%
Francis J. Mertz ..............................................     18,157(11)        .010%
George L. Miles, Jr. ..........................................      3,716(12)        .002%
William R. Miller .............................................     22,712(13)        .013%
T. Joseph Semrod ..............................................  1,251,328(5)(14)     .718%
Raymond Silverstein ...........................................     59,682(15)        .034%
Orin R. Smith .................................................     23,943(3)(16)     .014%
Joseph M. Tabak ...............................................     82,949            .048%
Douglas G. Watson .............................................     25,326(3)(17)     .015%
All Directors and executive officers as a group (35) ..........  6,321,428(18)       3.628%

----------
     (1) Includes 112,711 shares held by Flemington Fur Company. As Chairman, CEO and a significant shareholder of Flemington Fur Company, Mr. Benjamin shares voting and investment powers over such shares.

     (2) Includes 23,847 shares held in trusts for which Mr. Boyle serves as trustee, and 1,529 shares owned by Mr. Boyle's wife over which Mr. Boyle disclaims voting and investment powers.

     (3) Includes 1,350 shares which may be acquired within 60 days pursuant to options granted under The Summit Bancorporation 1995 Director Stock Option Plan and converted into options to purchase Summit Common Stock.

     (4) Includes 69,033 shares held by Mill House Associates, L.P. As Managing General Partner, Mr. Brady shares voting and investment powers over such shares.

     (5) Includes shares which may be acquired immediately or within sixty days granted under one or more of Summit's Stock Option Plans as follows: Mr. Collins--293,210 shares, Mr. Cox--443,575 shares, Mr. Haggerty--24,000 shares, Mr. Mackoul--96,000 shares, and Mr. Semrod--915,930 shares.

     (6) Includes 48,907 shares owned jointly with Mr. Collins' wife over which Mr. Collins shares voting and investment powers.

     (7) Includes 785 shares held by Mr. Cox as custodian for a minor child and 24,526 shares owned by Mr. Cox's wife over which Mr. Cox disclaims voting and investment powers.

     (8) Includes 4,500 shares owned by Mrs. Ferdon's husband over which Mrs. Ferdon disclaims voting and investment powers.

     (9) Includes 107,125 shares held by The Thomas H. Hamilton Foundation, Inc. As President and Trustee of The Thomas H. Hamilton Foundation, Inc., Mr. Hamilton has voting and investment powers over such shares.

     (10) Mr. Harvey owns all of these shares jointly with his wife and shares voting and investment powers with respect to these shares.

     (11) Includes 1,360 shares held by Mr. Mertz as custodian for minor children, 4,690 shares owned jointly with Mr. Mertz's wife over which Mr. Mertz shares voting and investment powers, and 257 shares owned by Mr. Mertz's wife over which Mr. Mertz disclaims voting and investment powers.

     (12) Includes 669 shares owned by Mr. Miles' wife over which Mr. Miles disclaims voting and investment powers.

     (13) Includes 3,355 shares which may be acquired by Mr. Miller immediately pursuant to options granted under The Collective Bancorp Incentive Stock Option Plan and converted into options to purchase Summit Common Stock.

     (14) Includes 551 shares held by Mr. Semrod's wife as custodian for a minor child, 1,068 shares owned by Mr. Semrod's wife and 1,054 shares owned by a family member living in the same household over which Mr. Semrod disclaims voting and investment powers.

     (15) Includes 2,336 shares owned by Mr. Silverstein's wife over which Mr. Silverstein disclaims voting and investment powers and 1,090 shares owned by a partnership in which Mr. Silverstein is a general partner and shares voting and investment powers.

     (16) Includes 744 shares owned by Mr. Smith's wife over which Mr. Smith disclaims voting and investment powers.

     (17) Mr. Watson owns all of these shares jointly with his wife and shares voting and investment powers.

     (18) Voting and investment powers are shared as to 370,116 and disclaimed as to 59,740 of these shares. Includes 2,628,763 shares which may be acquired within 60 days under all Stock Option Plans.

                        CORPORATE GOVERNANCE GUIDELINES

     The Board of Directors has adopted the Corporate Governance Guidelines set forth below for the management of the Corporation.

DUTIES OF DIRECTORS.

o The business and affairs of the Corporation shall be managed by its officers under the direction of the Board of Directors.

o    Each director owes a fiduciary duty of loyalty to the Corporation.

o Each director owes a fiduciary duty of care and diligence to the Corporation.

o Each director, in discharging the director's duties to the Corporation and in determining what the director reasonably believes to be in the best interest of the Corporation, may, in addition to considering the effects of any action on shareholders, consider the effects on the Corporation's employees, suppliers, creditors, customers, the communities it serves, and the long term as well as the short-term interests of the Corporation and its shareholders.

o    Each director should represent all shareholder interests.

o It is desirable that an outside director serves on the board of one of the Corporation's subsidiaries.


DIRECTOR QUALIFICATIONS AND BOARD STRUCTURE.

o Not less than two-thirds of the directors shall be outside directors, i.e., persons not (i) currently employees of the Corporation, (ii) former executive officers of the Corporation, or (iii) professional advisors, consultants or counsel receiving material compensation for services to the Corporation.

o Each director must own at least 1,000 shares of common stock of the Corporation.

o    A director may not be elected to a new term after reaching age 73.

o Inside directors must retire from the Board upon retirement from full-time employment with the Corporation.

o A director whose personal circumstances change significantly (such as retirement, a change in employment, or circumstances which compromise the director's ability to serve the Corporation) shall offer to resign from the Board, subject to the Board's discretion to accept or reject the offer of resignation in the best interests of the Corporation.

o Depth and breadth of business and civic experience in leadership positions, ties to the Corporation's markets, and diversity of Board membership are criteria considered in reviewing nominees for the Board. The Corporation's By-Laws provide for shareholder nominations in accordance with specified procedures. Shareholders may also informally submit names to the Nominating Committee.

o The Board has determined not to set a limit on the maximum time an individual may serve as director or adopt policies on an ideal size for the Board or whether or not the positions of Chairman and Chief Executive Officer should be separate, in order to be free to make the choices which seem best for the Corporation at any particular time.


COMMITTEE STRUCTURE AND RESPONSIBILITIES.

o All Committee appointments shall be made by the Board. Outside directors normally serve on at least two Committees.

o    Committees shall regularly report their activities to the full Board.

o The Chair of the Executive Committee is an officer of the Corporation under its By-Laws and shall be an outside director. The Chair of each other Committee shall be an outside director.

o The Compensation, Audit and Nominating Committees shall consist solely of outside directors. A majority of members of all other Committees shall be outside directors.

o The Executive Committee shall exercise the powers of the Board of Directors between meetings of the Board to the extent permitted by law. The Executive Committee shall be responsible for planning management succession.

o The Compensation Committee recommends to the Board employment, promotion and remuneration arrangements for executive officers and directors. The Compensation Committee shall approve all executive incentive plans and grants thereunder. A portion of executive compensation shall be based on the performance of the Corporation and its business units. The Compensation Committee shall review the performance and salary of the Chief Executive Officer and senior executives annually. The Board shall meet annually in executive session with the Chief Executive Officer to discuss the recommendations of the Compensation Committee. The Compensation Committee shall also review the compensation of the outside directors annually. Employee directors shall not receive additional compensation for service as directors.

o The Audit Committee shall recommend the engagement and discharge of independent Certified Public Accountants, review their annual audit plan and the results of their auditing activities, and consider the range of audit and non-audit fees. It shall also review the general audit plan, scope and results of the Corporation's procedures for internal auditing, the independence and quality of service of the internal and external auditors, the adequacy of the internal control structure and progress of the Corporation's compliance program. The reports of examination of the Corporation and its subsidiaries by state and federal bank regulatory examiners shall be reviewed by the Audit Committee. The Audit Committee shall meet periodically in executive session with the independent Certified Public Accountants. It shall have authority to employ independent legal counsel.

o The Nominating Committee considers the appropriate size and makeup of the Board, and will seek nominees to fulfill the Corporation's qualifications and criteria for directors when it deems additions to the Board to be desirable. It will consider nominations from shareholders. The Nominating Committee shall review the performance of incumbent directors whose terms expire prior to their renomination.

o The Capital and Dividend Committee and the Board shall review the Corporation's dividend policy and capital program at least annually.

o The Acquisition Committee reviews acquisition strategy and reviews and recommends to the Board proposals for significant acquisitions.

o The Risk Management Committee has oversight responsibility for implementation of the enterprise risk management program of the Corporation. This program involves the identification of risks, risk measurement, guidelines for risk tolerance, development of risk controls and monitoring of risks. The risk elements are credit, market, liquidity, interest rate, operational, legal, reputational, fiduciary, compliance and environmental risk.


BOARD FUNCTIONS.

o Financial and investment results of the Corporation generally will be reported to the Board at each regularly scheduled meeting.

o The Board will annually review and approve the operating and capital plans (budgets).

o Management shall periodically prepare an updated strategic plan for the Corporation, which shall be presented to the Board for its consultation, advice and approval.

o The Annual Report to Shareholders, SEC Form 10-K, and the Proxy Statement shall be reviewed by the Board.


GENERAL POLICIES.

o    The Board encourages active efforts to seek diversity among employees.

o The Board believes that the Corporation and its subsidiaries should be good corporate citizens and serve the convenience and needs of their communities.

o The Board has approved a Code of Business Conduct and provided a Compliance Line which permits anonymous reporting of violations.

o The Board has issued a comprehensive policy regarding appropriate circumstances under which directors and officers may purchase or sell Summit Common Stock.

o Board members have complete access to executive officers of the Corporation. Senior executives regularly attend portions of the Board Meetings to make presentations and respond to questions. The Board encourages presentations from officers other than senior executives who have expertise and future potential.

o The Board believes that individual directors other than the Chairman of the Executive Committee should not communicate on corporate issues with the press, investors or employee groups without approval of the Board or Executive Committee or at the request of management.

o These corporate governance guidelines have been approved by the Board and may be amended by the Board as it deems appropriate.

NOMINATIONS TO SUMMIT'S BOARD

     The Nominating Committee will consider nominees recommended by shareholders. Nominations, including biographical information and a statement by the nominee that he or she is willing to serve if nominated, should be submitted to the Secretary by October 1 for consideration for proposal at the next annual meeting. Summit By-Laws state that a nominee must own 1,000 shares of Summit Common Stock and be under the age of 73. Various state and federal laws prohibit officers and directors of certain public utility holding companies and competitors of Summit from serving on Summit's Board. Details may be obtained from the Secretary.

     The By-Laws of Summit provide that nominations for the election of directors may be made at an annual meeting by any shareholder entitled to vote at the annual meeting but only if written notice of such intent, sent either by personal delivery or by United States mail, is received by the Secretary of Summit not later than 80 days and not earlier than 100 days in advance of the first anniversary of the preceding year's annual meeting (unless such annual meeting is more than 30 days before or 60 days after such anniversary, in which case such notice must be delivered not later than the later of 80 days prior to such annual meeting or 10 days after public announcement of the meeting date.) The notice must set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated, (b) a representation that such holder is a holder of record of shares of Summit entitled to vote at the annual meeting and intends to appear in person or by proxy at the annual meeting to nominate the person or persons specified in the notice, (c) a description of all arrangements or understandings between such holder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such holder, (d) such other information regarding each nominee proposed by such holder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated, or intended to be nominated, by the Board of Directors and (e) the consent of each nominee to serve as a director of Summit if so elected and a representation by such nominee that such person, at the time of notification satisfies, and, on the date of the Annual Meeting and thereafter during the continuation of directorship, will satisfy the qualifications for service as a director as set forth in Section 13 of Article III of the By-Laws. The By-Laws also provide that the chairman of the annual meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

REMUNERATION OF OUTSIDE DIRECTORS

     Outside directors, i.e., directors who are not employees of Summit or one of its subsidiaries, currently receive an annual retainer of $20,000 and $1,000 for each Board, Committee and Subcommittee meeting attended. In 1998, Mr. Dunphy, Chair of the Executive and Compensation Committees, received an additional $10,000 annual retainer and Mrs. Ferdon, Chair of the Audit Committee, received an additional $5,000 annual retainer. Outside directors who serve as directors of subsidiaries also receive fees from such subsidiaries, which vary in amount, with annual retainers for membership on bank subsidiary boards ranging from $6,000 to $13,500 and fees for meetings attended ranging from $500 to $750. An outside director may elect to defer payment of fees from Summit and its bank subsidiaries until reaching a stated age or until conclusion of service as a director, with interest on deferred sums payable at the rate paid by SumNJ for IRA and Keogh Accounts.

     A retirement plan for individuals who are outside directors of Summit on the date their service as a Summit Director ends provides that outside directors with five or more years of service as a Summit Director (a "Vested Director") are entitled to receive annually, for ten years or the number of years served as a director, whichever is less, commencing upon the Vested Director's attainment of age 65 and retirement from the Summit Board or upon the Vested Director's disability, payments equal to the highest annual retainer rate in effect at any time for service as a Summit Director during the two-year period immediately preceding the Vested Director's date of retirement or, if earlier, date of death or disability. The plan further provides that, in the event a Vested Director dies before receiving all benefits to which he or she is entitled, the Vested Director's surviving spouse is entitled to receive all benefits not received by the deceased Vested Director, commencing upon such Vested Director's death. Upon a Change in Control of Summit the plan provides that each director then sitting on the Summit Board, notwithstanding the length of time served as a director, becomes entitled to receive annually, for ten years or twice the number of years served as a director, whichever is less, payments equal to the higher of (i) the director's annual retainer at the time of the director's termination of Board service, or (ii) the highest annual retainer in effect at any time during the two-year period immediately preceding the Change in Control, commencing on the latest to occur of (a) the termination of the director's Board service, (b) attainment of age 65 or (c) any date designated by the director prior to the Change in Control. The definition of Change in Control for purposes of the Plan is similar to the definition of that term contained in the Termination Agreements discussed on page 21.

                          COMPENSATION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is composed exclusively of directors who are not officers or employees of Summit or any of its subsidiaries (collectively, the "Company"). It is presently chaired by Mr. Dunphy, who also serves as Chair of the Executive Committee, and includes Mrs. Ferdon, Chair of the Audit Committee, Mr. Brady, Chair of the Risk Management Committee, Mr. Tabak, Chair of the Acquisition Committee, Mrs. Estabrook and Messrs. Boyle, Hamilton, Mertz and Smith.

     Summit's executive compensation program is a coordinated and balanced program consisting of:

     o    Salary and benefits;

     o    Incentive cash compensation;

     o    Stock option program; and

     o    Long-term performance stock program

     A number of elements are taken into account in determining an executive compensation program including company size and performance, management philosophy, stock market price volatility, industry practices, company culture and organizational structure. A balance must be achieved among:

     o Aligning the executives' goals with the shareholders' goals of stock appreciation and yield;

     o The Company's goals of attracting, retaining and motivating the best possible executives in a cost-effective way; and

     o The executives' goals of maximizing the amount and certainty of compensation as well as security of position.

     The elements of the executive compensation program fulfil different purposes:

     o The incentive cash feature stresses the importance of achieving specific goals each year.

     o The stock option and stock award programs are intended to provide a long-term incentive to build the Company's profits. They also serve as a strong motivator, a capital accumulation opportunity and a retention mechanism. Stock awards are also tax deductible by the Company in most cases without incurring any cash outlay. By increasing the shareholdings of executives, the stock programs align the goals of Summit executives with those of Summit shareholders. These programs are submitted to the shareholders for approval prior to their implementation.

     The present mix of the Summit executive compensation program is competitive with peers in cash bonus and above the median in long-term stock-related compensation. The Compensation Committee believes that this mix provides an appropriate balance to maximize long-term shareholder interests. A stock-weighted compensation program represents more risk to the executive because the compensation decreases if the Company's stock price declines. However, there is potentially more reward if the stock does appreciate, reflecting the increasing reward to the shareholders.

     The principal components of the compensation program can be seen in the Summary Compensation Table on page 13 under the following column headings: "(c) Salary," "(d) Bonus," "(f) Restricted Stock Awards," "(g) Securities Underlying Options/SARs" and "(h) LTIP Payouts." Reporting of awards under the long-term performance stock program is split among three of the foregoing headings: (i) the unrestricted portion (generally, one-fifth) of each year's incentive stock award appears in the column titled "(d) Bonus" where it is aggregated with an executive's incentive cash bonus award, (ii) the restricted portion (generally, four-fifths) of each year's incentive stock award appears under the general caption "Long Term Compensation" in the column titled "(f) Restricted Stock Awards" and (iii) performance stock awarded in a prior year which an executive officer becomes entitled to receive by virtue of the attainment of the related performance goal (in some cases subject to certain additional restrictions on transferability which lapse in annual installments) appears in the column titled "Payouts--(h) LTIP Payouts." The last column of the Cash Compensation Table, "(i) All Other Compensation," aggregates the remaining miscellaneous forms of compensation, including term life insurance premiums paid on behalf of the executives under the Company life insurance program applicable to all employees and the employer matching contributions paid to the executives' accounts in the Savings Plan, a profit sharing and retirement plan established under Section 401(k) of the Internal Revenue Code of 1986 (the "Code"), pursuant to which the Company matches, subject currently with respect to 1999 to a maximum employer contribution of $7,200, 100% of voluntary contributions by an employee up to the first 3% of the employee's base salary and 50% of voluntary contributions by an employee for up to an

--------------------------------------------------------------------------------

                                                     SUMMARY COMPENSATION TABLE

                                                                                     LONG TERM COMPENSATION
                                                                              -------------------------------------
                                               ANNUAL COMPENSATION                    AWARDS                PAYOUTS
                                        ----------------------------------   --------------------------    ---------
    (A)                          (B)       (C)         (D)          (E)           (F)            (G)          (H)          (I)
                                                                   OTHER                     SECURITIES
                                                                  ANNUAL      RESTRICTED     UNDERLYING      LTIP       ALL OTHER
NAME AND                                                          COMPEN-        STOCK        OPTIONS/      PAYOUTS      COMPEN-
PRINCIPAL POSITIONS             YEAR    SALARY($)  BONUS($)(1) SATION($)(2)  AWARDS($)(3)      SARS(#)     ($)(3)(4)    SATION($)(5)
-------------------             ----    ---------  ----------- ------------  ------------    ----------    ---------    ------------
T. Joseph Semrod                1998    $837,500    $  877,150    $ --        $  540,600       95,000      $834,750      $14,324
 Chairman of the Board          1997     775,000     1,094,013      --         1,576,050      129,000       748,125       13,067
 and CEO of Summit and          1996     737,500       731,800      --           427,200      112,500       164,650       10,676
 SumNJ

Robert G. Cox(6)                1998    $556,000    $  502,275    $ --        $  461,100       81,000      $709,538      $11,904
 President of Summit            1997     517,000       679,225      --         1,236,900      109,000       635,906       10,767
 and SumNJ                      1996     484,167       435,780      --           363,120       95,625       140,175        8,424

John G. Collins                 1998    $435,000    $  339,575    $ --        $  270,300       45,000      $258,375      $10,979
 Vice Chairman of the           1997     392,500       444,513      --           778,050       50,000       149,625        9,721
 Board of Summit and            1996     359,000       293,400      --           213,600       37,500        53,400        7,317
 SumNJ

Sabry J. Mackoul                1998    $300,000    $  235,568    $ --        $  282,270       21,000      $109,313      $ 9,288
 Senior Executive Vice          1997     280,500       196,409      --           145,635       24,000        59,580        7,168
 President/Commercial           1996     262,500       176,700      --           106,800       24,000        33,375        7,115
 Banking of Summit
 and SumNJ

John R. Haggerty (7)            1998    $300,000    $  186,875   $  --        $   79,500          --       $ 99,375      $ 9,356
 Senior Executive Vice          1997     281,500       194,915      --           135,660       24,000        44,888        8,942
 President/Finance of           1996     271,000       181,633      --            65,267       24,000        33,375        6,253
 Summit and SumNJ

----------------
(1)  Includes value of unrestricted portion of incentive stock award and any cash bonus, both of which are paid in the fiscal year following the fiscal year for which they are reported.

(2)  Perquisites and other personal benefits, securities or property paid during the indicated fiscal year did not exceed, with respect to any named executive officer, the lesser of $50,000 or 10% of the annual salary and bonus reported in the table for that individual, and are therefore excluded from "Other Annual Compensation."

(3)  The total number of shares of incentive stock and performance stock awards still subject to restrictions on transferability held and their aggregate market value as of December 31, 1998 are as follows: Mr. Semrod: 68,530 shares, $2,993,904; Mr. Cox:
     53,117 shares, $2,320,549; Mr. Collins: 27,750 shares, $1,212,528; Mr. Mackoul: 12,765 shares, $557,671; Mr. Haggerty: 7,420 shares, $324,161.

     The vesting period of the incentive stock and performance stock awards subject to restrictions on transferability with respect to each of the three years in the table above were as follows:

                                                             1 YEAR          2 YEARS          3 YEARS           4 YEARS
                                                             ------          -------          -------           -------
                T.J. Semrod                   1998            7,600            7,600            7,600             7,600
                                              1997           10,900           10,900           10,900            10,900
                                              1996            4,710            4,710            4,710             4,710

                R.G. Cox                      1998            6,470            6,470            6,470             6,470
                                              1997            8,750            8,750            8,750             8,750
                                              1996            4,005            4,005            4,005             4,005

                J.G. Collins                  1998            3,000            3,000            3,000             3,000
                                              1997            4,500            4,500            4,500             4,500
                                              1996            2,160            2,160            2,160             2,160

                S.J. Mackoul                  1998            2,010            2,010            2,010             2,010
                                              1997              970              970              970               970
                                              1996            1,125            1,125            1,125             1,125

                J.R. Haggerty                 1998            1,000            1,000            1,000             1,000
                                              1997              860              860              860               860
                                              1996            1,325            1,325              225               225

Dividends are paid on all shares of restricted stock held by the named executive officers.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(4) Contains entire performance stock award (made in the year for which listed) which an executive became entitled to receive (in the year following the year for which listed) by virtue of the attainment of the performance goal relating to the year listed.

(5) Amounts listed under "All Other Compensation" for 1998 include Company contributions to the Savings Plan ("SIP") and the dollar value of insurance premiums paid with respect to term life insurance (INS) for the named executive officers as follows: Mr. Semrod: SIP-$7,200, INS-$7,124; Mr. Cox:
     SIP-$7,200, INS-$4,407; Mr. Collins: SIP-$7,200, INS-$3,779; Mr. Mackoul:
     SIP-$6,750, INS-$2,538; Mr. Haggerty: SIP-$6,750, INS-$2,606.

(6) Mr. Cox joined Summit during 1996 in connection with the merger of The Summit Bancorporation into the Corporation, although compensation information provided herein with respect to Mr. Cox is given for all of 1996.

(7)  Mr. Haggerty retired in February, 1999.

                                              OPTION/SAR GRANTS IN LAST FISCAL YEAR

 (A)                                                (B)              (C)            (D)           (E)                 (F)

                                                                 PERCENT OF
                                                 NUMBER OF          TOTAL
                                                SECURITIES      OPTIONS/SARS     EXERCISE
                                                UNDERLYING       GRANTED TO         OR
                                               OPTIONS/SARS     EMPLOYEES IN    BASE PRICE    EXPIRATION          GRANT DATE
NAME                                            GRANTED(1)       FISCAL YEAR     ($/SH)(2)       DATE        PRESENT VALUE ($)(3)
----                                            ----------       -----------     ---------     --------      --------------------
T. Joseph Semrod (CEO) ........................    129,000            6%           $49.22        2/2/2008        $1,654,405
Robert G. Cox .................................    109,000            5%           $49.22        2/2/2008         1,397,908
John G. Collins ...............................     50,000            2%           $49.22        2/2/2008           641,242
Sabry J. Mackoul ..............................     24,000            1%           $49.22        2/2/2008           307,796
John R. Haggerty ..............................     24,000            1%           $49.22        2/2/2008           307,796

----------------
(1)  The stock option grants listed in this table are reported as 1997 compensation on the Summary Compensation Table.

(2)  Exercise price equals 100% of the fair market value of a share of Summit Common Stock on the grant date, which was January 23,
     1998 for all options listed above. All listed options are nonqualified options, become exercisable one year from the date of grant and terminate upon a termination of employment, except termination of employment occurring due to death, disability, retirement, resignation by mutual agreement or dismissal without cause.

(3)  Black-Scholes Option Pricing Model used. The Black-Scholes value, an estimate based on assumptions about future stock price volatility and dividend yield, was 26.06% of the stock price on the date of the grant. The estimated volatility of 21.53% and dividend yield of 3.32% were based on historical data from the prior three years. The estimated value also reflects a risk-free rate of return of 5.88% and a 10-year and ten-day option term.


                          AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

   (A)                                     (B)                (C)              (D)            (E)            (F)        (G)
                                                                             NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                                            UNDERLYING UNEXERCISED           IN-THE-MONEY
                                                                                 OPTIONS/SARS                OPTIONS/SARS
                                                                                AT FY-END(#)(1)              AT FY-END($)(1)
                                    SHARES ACQUIRED                        --------------------------  --------------------------
NAME                                ON EXERCISE(#)    VALUE REALIZED($)    EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
----                                --------------    -----------------    -----------  -------------  -----------  -------------
T. Joseph Semrod (CEO) .............     45,000          $1,954,687          782,728       139,479      $21,669,010      $357,814
Robert G. Cox(2) ...................     22,274             819,772          334,575       109,000        7,580,974             0
John G. Collins ....................     50,610           1,978,688          243,210        50,000        6,690,106             0
Sabry J. Mackoul ...................     19,500             679,657           72,000        24,000        1,483,500             0
John R. Haggerty ...................     93,000           2,070,974                0        24,000                0             0

----------------
(1)  Year-end 1998 numbers and values exclude options granted in January 1999, which are reported as 1998 compensation on the
     Summary Compensation Table.

(2)  Includes options granted by The Summit Bancorporation prior to its merger with Summit in 1996, which options were converted in the merger into options to purchase Summit Common Stock.

--------------------------------------------------------------------------------
additional 3% of the employee's base salary. Employees become eligible to participate in the Savings Plan after three months of service, although no matching contributions are made until after the employee has completed one year of service. Approximately 60% of the Savings Plan's assets are invested in Summit Common Stock, further aligning the employees' interests with those of the shareholders.

     The Compensation Committee periodically utilizes surveys and advice provided by outside compensation consultants in arriving at and making adjustments to the total compensation package appropriate for the executive officers of the Company. The surveys considered by the Compensation Committee for this purpose are primarily peer industry surveys but cross-industry surveys are also reviewed. The peer companies included in the peer industry surveys are either selected by the independent firms which conduct the surveys, or, in some cases such as the 1998 base salary survey discussed below, by the Company, but in either case consist of the commercial banks and bank holding companies operating primarily in the United States which are generally in the same asset size group as the Company. All but two of the fifteen companies in the 1998 base salary survey in existence at 1998 year end are in the S&P Banks Index in the "STOCK PERFORMANCE GRAPH" section. In 1998 the Compensation Committee concluded a comprehensive review of the executive compensation program with the assistance of a nationally recognized outside compensation specialist. While the principal conclusion of the review was the desirability of broadening middle management participation in the cash bonus and long-term performance stock programs, the review also demonstrated the desirability of shifting executive officer awards under the stock award program from exclusive reliance on incentive stock awards to a blending of incentive stock and performance stock awards.

     Salary. Base salaries for executive officers, when initially set, are generally dependent upon peer industry salaries paid for comparable positions (as reflected in peer industry salary surveys) and correlate generally to the size of the organization. The responsibilities to be undertaken and the experience level of the particular executive officer are also taken into consideration when setting a salary. The Compensation Committee seeks to maintain average executive officer salaries near peer industry medians. With respect to increases in base salaries, the overall general performance of the Company for a given year, as well as trends in the economy and the banking industry, are taken into account in arriving at a percentage increase which is applied Company-wide as a guideline to the merit salary increases of all employees, including executive officers. Deviations from the guideline percentage are permitted in cases of exceptionally superior or inferior performance and to correct significant variances from marketplace salaries. A comprehensive review of the base salaries of senior management was conducted by the Compensation Committee in 1998 with the assistance of a nationally recognized outside compensation specialist, which demonstrated that base salaries were competitive with peers. A guideline percentage of 4% was applied to merit salary increases during 1998 and will be applied to merit salary increases during 1999.

     Cash Bonus. Cash bonuses are awarded pursuant to the Management Incentive Plan, a short-term plan put into effect in 1998. The Management Incentive Plan provides for awards of cash bonuses to key officers of the Company at the conclusion of a fiscal year based on the Company's performance in relation to goals set for the Company at the beginning of the year, the Company's performance compared to peers, and the individual contributions of the officers involved and their profit centers. The aggregate amount of bonuses may not exceed 50% of aggregate participants' salaries and no bonuses will normally be paid when the after-tax income of the Company is less than 7% of average capital for the year, subject to the right of the Compensation Committee to make exceptions when deemed warranted.

     The Compensation Committee periodically uses surveys and recommendations provided by outside compensation consultants to establish percentages of base salary representing a cash bonus guideline for executive officers and ranges for permissible deviations above and below that guideline. In determining the amount of cash bonus awarded to executive officers, the Compensation Committee evaluated the Company's performance in 1998 using three categories: financial plan (including earnings growth), comparison to industry peers and corporate positioning objectives. The Compensation Committee assigns relative weights to several categories each year which reflect, in its judgment, as of that year, the relative importance of each category to the long-term prospects of the Company. In arriving at the bonus paid with respect to 1998, the Compensation Committee determined that the Company had performed at a level equal to 139% of the performance deemed desirable for payment of the cash bonus guideline and paid cash bonus amounts to executives having a median of approximately 138.6% of the cash bonus target for each salary range (but no higher than the maximum and no lower than the minimum in the guideline range). The Compensation Committee placed particular significance on the Company's completion of several acquisitions, attaining financial goals of a return on assets in excess of 1.5%, a return on equity in excess of 17% and an efficiency ratio better than 52%, financial performance versus peers, revenue enhancement savings of $13.0 million and a reduction in non-performing assets of approximately 10% to $89.6 million.

     Stock Bonus and Long Term Compensation. To encourage growth in shareholder value, the Compensation Committee believes that senior executives who are in a position to make a substantial contribution to the long-term success of the Company should have a significant stake in the Company and its ongoing success. See "Management Stock Ownership Guidelines." An equity position in the business focuses attention on managing the Company as an owner. To encourage growth in shareholder value, the stock component of the executive compensation program includes a long-term performance stock program and a stock option program. These stock-based programs are designed to mature and grow in value over time and for that reason represent compensation which is attributable to service over a period of time.

     The Long-Term Performance Stock Program is designed to reward executives who meet predetermined performance standards and retain the executives by paying out stock over a period of time. The program consists of: (i) performance stock awards, which are (x) awards made with respect to services rendered in the prior fiscal year following the attainment of Company, division and personal performance standards but which are earned only upon the subsequent attainment of one or more objectively verifiable future performance goals, (y) fixed with respect to the number of shares underlying the award at the time the performance goals are set, and (z) intended to qualify for the performance based exemption (the "Performance Based Exemption") under Section 162(m) of the Code; and (ii) incentive stock awards, which are awards made with respect to services rendered in the prior fiscal year following the attainment of Company, division and personal performance standards but which are not intended to qualify for the Performance Based Exemption. Performance stock awards, in addition to requiring the future satisfaction of performance goals prior to being earned, may contain restrictions upon transferability after being earned which lapse in annual increments following the attainment of the performance goals. Incentive stock awards typically consist of a portion (generally one-fifth of the total award) which is transferred without restriction to the participant immediately upon being awarded and a remaining portion (generally four-fifths of the total award) which contains restrictions on transferability which lapse in annual increments generally over the four years following the award, provided the executive remains in the employ of the Company during that time. Performance stock awards are reported in the Summary Compensation Table under column (h) as LTIP (long term incentive plan) Payouts in the year a particular performance stock award is made (and the year to which the related performance goal pertains), although Compensation Committee certification of performance goal attainment does not occur, and distribution of awarded shares does not commence, until the year following the year the award is made. By contrast, incentive stock awards are reported in the Summary Compensation Table in the year preceding the year the award is made because incentive stock awards are based exclusively on services rendered in such preceding year and are not further conditioned upon attainment of performance goals. Pursuant to regulations of the SEC, the unrestricted portion of an annual incentive stock award is reported as annual compensation in column (d) of the Summary Compensation Table and the remaining restricted portion of the award, which is distributed in annual installments as restrictions on transferability lapse, generally in four equal annual installments, is reported as long-term compensation in column (f) of the Summary Compensation Table.

     The Compensation Committee periodically utilizes surveys and recommendations provided by outside compensation consultants to establish a long-term performance stock program guideline and ranges for permissible deviations above and below this guideline. Following the end of a fiscal year and based on the foregoing, the Chief Executive Officer determines an appropriate stock award recommendation for each executive officer. The Compensation Committee then weighs as it deems appropriate the performance of each executive officer and the evaluation and recommendation of the Chief Executive Officer and makes incentive stock and performance stock awards after taking into account the overall performance of the Company or one or more elements thereof or such other factors as the Compensation Committee considers relevant. When determining appropriate stock awards to make with respect to services rendered in 1998, the Compensation Committee considered the same criteria as it did when determining the appropriate cash bonus amounts, with lesser deviation from target amounts, due to the long-term nature of stock incentives. Awards to top executives also took into consideration emerging industry compensation trends and contributions to enhancement of franchise value. While typically one-fifth of an incentive stock award constitutes immediate compensation to the executive officer, the balance of an incentive stock award is typically received in four annual installments but only if the executive officer remains in the employ of the Company during the applicable installment period. Additionally, performance stock, though awarded on the basis of a performance evaluation that considers prior year performance, is earned by the executive officer only if the performance goals established in conjunction with the performance stock award are satisfied by future performance. Three hundred forty employees participated in the January 1999 stock awards applicable to services rendered in 1998, receiving an aggregate of 373,250 shares. Awards of 75,725 shares to 28 key employees were performance stock awards conditioned on meeting future performance goals. The performance stock award made in January 1999 reflected a continuation of the Company policy first implemented in connection with the 1998 stock awards of blending performance stock and incentive stock awards.

     Stock options are a performance-motivating incentive because they have no value unless the Company's stock price increases. Surveys and recommendations provided by outside compensation consultants are periodically used by the Compensation Committee to establish stock option guidelines (determined in number of options), and ranges of permissible deviations above and below those guidelines, for each salary level of officer at Summit and each of its subsidiaries. The Compensation Committee, on a subjective basis and entirely within its discretion, then evaluates the overall financial performance of the Company, or any element thereof, and determines whether to grant options in accordance with the stock option program guidelines or amounts greater than or less than the guidelines. When determining appropriate option grants to make with respect to services rendered in 1998, the Compensation Committee considered the same criteria as it did when determining the appropriate cash bonus amounts, with lesser deviation from target amounts, due to the long-term nature of stock incentives. The Compensation Committee does not generally consider currently outstanding and previously granted options when making grants. The Compensation Committee does not consider the aggregate size of current grants when making individual grants, but the 1993 Incentive Stock and Option Plan contains a specific individual and aggregate annual grant limitation. It is intended that stock options qualify for the Performance Based Exemption.

     The stock option program is designed with a broad scope to align the interests of a large number of employees with shareholder interests. A total of 1,754 current employees hold one or more stock options granted with respect to the current year or to prior years. This amounts to approximately 23% of the regular full time work force. With respect to stock options granted in January 1999 for services rendered in 1998, 1,269 employees received options on 2,342,950 shares. Set forth in the Summary Compensation Table are the stock option grants made in January 1999 to the five named executive officers for services rendered in 1998. The table titled "Option Grants in Last Fiscal Year" sets forth (pursuant to SEC requirements) the stock option grants made to the five named executive officers in 1998 for services rendered in 1997.

     The Board of Directors has proposed for shareholder approval the adoption of the 1999 Non-Executive Option Plan to broaden participation in the Company's stock option program to a larger number of employees, including some part-time employees, who are excluded from participation in the existing stock option plan. See Proposal No. 2.

     To further encourage employee ownership of Summit Common Stock, the Company offers a payroll deduction plan which facilitates employee purchases of Summit Common Stock through the Dividend Reinvestment Plan (at a fair market value determined in accordance with the terms of the Dividend Reinvestment Plan). Employees may also invest in Summit Common Stock through the Company's Savings Plan.

     Chief Executive Officer. In general, Mr. Semrod's compensation is determined in the same manner as that of other senior executives, as described above. In determining Mr. Semrod's cash bonus, stock option grant and incentive stock and performance stock award for 1998, the Compensation Committee considered in accordance with the practices and procedures described above the surveys and recommendations of compensation consultants previously cited, including emerging industry compensation trends and Mr. Semrod's performance in enhancing the franchise value of the Company, as well as the same criteria regarding the overall performance of the Company as the Compensation Committee considered when determining the appropriate cash bonus amounts to pay other executive officers.

---------------------------------------------------------------------------------------------------------------------------------

                                      LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

                                                                                                ESTIMATED FUTURE PAYOUTS
                                                                                            UNDER NON-STOCK PRICE BASED PLANS
                                                                                         ---------------------------------------
                                                                     PERFORMANCE OR
                                                                   OTHER PERIOD UNTIL
                                                     NUMBER OF        MATURITIES OR      THRESHOLD       TARGET         MAXIMUM
NAME                                              SHARES AWARDED        PAYOUT(1)           (#)            (#)            (#)
----                                              --------------       -----------        -------         -----         -------
T. Joseph Semrod (CEO) ...........................    21,000             12/31/98            0           21,000          21,000
Robert G. Cox ....................................    17,850             12/31/98            0           17,850          17,850
John G. Collins ..................................     6,500             12/31/98            0            6,500           6,500
Sabry J. Mackoul .................................     2,750             12/31/98            0            2,750           2,750
John R. Haggerty .................................     2,500             12/31/98            0            2,500           2,500

----------------
(1)  Award of performance stock was subject to attainment of performance goal based upon the Company's return on assets for fiscal 1998, excluding extraordinary items and non-recurring charges and determined according to generally accepted accounting principles. Upon attainment of the performance goal, the performance stock became fully vested as to one-fifth of the award. The remaining four-fifths of the award became subject to restrictions on transferability which will lapse in equal annual installments subject to acceleration under certain circumstances, including retirement.

---------------------------------------------------------------------------------------------------------------------------------

     Compliance with Section 162(m) of the Code. With certain exemptions, including compensation qualifying for the Performance Based Exemption, Section 162(m) of the Code denies a deduction to publicly held corporations for compensation paid to certain executive officers in excess of $1 million for each such executive for a taxable year. At its 1996 Annual Meeting of Shareholders, the Company proposed and shareholders approved amendments to the Summit Bancorp. 1993 Incentive Stock and Option Plan intended to qualify options and performance stock granted pursuant thereto for the Performance Based Exemption.



Respectfully submitted,

T.J. Dermot Dunphy, Chairman

Robert L. Boyle, James C. Brady, Anne Evans Estabrook, Elinor J. Ferdon, Thomas
H. Hamilton, Francis J. Mertz, Orin R. Smith and Joseph M. Tabak.

                             STOCK PERFORMANCE GRAPH

     Set forth below is the five year Cumulative Total Return stock performance graph for (i) Summit Common Stock, (ii) the Keefe, Bruyette & Woods, Inc. ("KBW") 50 Index, an industry index consisting of 50 money-center and regional banking companies, (iii) the Standard & Poor's Major Regional Banks ("S&P Banks") Index, an industry index consisting of 26 major regional banking companies and (iv) the Standard & Poor's ("S&P") 500 Market Index, a broad market index covering the stocks of 500 large capitalization companies.

     Summit has elected to change the industry index used in its Stock Performance Graph. Future Stock Performance Graphs will use the S&P Banks Index as the industry index, replacing the KBW 50 Index. Summit believes the S&P Banks Index is more representative of peer banking companies and will thus facilitate greater comparability between Summit and its peers. As required by regulations of the SEC applicable to such changes, the Stock Performance Graph below contains both the KBW 50 Index and the S&P Banks Index.

                                SUMMIT BANCORP.,

                  KBW 50 INDEX, S&P BANKS INDEX & S&P 500 INDEX

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*


                       [GRAPHICAL REPRESENTATION OF CHART]

                                  DATA POINTS

                   1993      1994        1995        1996       1997       1998
                   ----     ------      ------      -----      ------     ------
Summit Bancorp     100      104.19      158.23      201.32     375.47     318.23
KBW 50 Index       100       94.90      152.00      215.01     314.32     340.34
S&P 500 Index      100      101.32      139.40      171.41     228.58     293.92
S&P Banks Index    100       94.65      149.04      203.64     306.21     338.32

Assumes $100 invested on January 1, 1994

* Total Return assumes reinvestment of dividends

             ADDITIONAL INFORMATION REGARDING DIRECTORS AND OFFICERS

     Some executive officers, directors and nominees for election as director of Summit and their associates have deposit accounts with one or more of Summit's bank subsidiaries and may also have transactions with one or more subsidiaries, including loans, in the ordinary course of business. All loans in excess of $60,000 to executive officers and directors and their associates were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires Summit's executive officers and directors, and any persons owning ten percent or more of a registered class of Summit's equity securities, to file initial statements of beneficial ownership (Form 3), statements of changes in beneficial ownership (Form 4) and annual statements of beneficial ownership (Form 5) with the SEC and the NYSE. Persons filing such statements are required by SEC regulation to furnish the Company with copies of all such beneficial ownership statements filed under Section 16(a) of the Exchange Act.

     Based solely on its review of the copies of beneficial ownership statements received by it, or written representations from certain reporting persons that no beneficial ownership statements were required for those persons, Summit believes that during 1998 all beneficial ownership statements under Section 16(a) of the Exchange Act which were required to be filed by executive officers and directors of Summit in their personal capacities were filed in a timely manner, with the following exception: the Form 3 filing required by Mr. Freeman upon his election to the Board in December, 1998 was filed three days late.


                  CERTAIN INFORMATION AS TO EXECUTIVE OFFICERS

EMPLOYMENT AGREEMENTS

     Summit entered into an employment contract with Mr. Semrod when he joined Summit in 1981. This contract renews annually for a one-year term, unless the contract is terminated for cause or due to disability or death, or notice of nonrenewal is given 120 days prior to its April 2d anniversary date. No notice of nonrenewal has been given. The contract provided for a minimum base salary of $200,000 per annum, subject to periodic review to reflect the impact of inflation, performance, and competitive compensation levels. Mr. Semrod's contract also provides for a cash bonus formula; however, since the establishment of the Incentive Plan in 1982 and the Management Incentive Plan in 1998, which provide for bonuses to key employees of Summit and its subsidiaries, Mr. Semrod's bonus has been calculated and paid under those plans rather than under the contractual formula.

     Summit entered into an employment agreement with Robert G. Cox at the effective time of the Corporation's merger with The Summit Bancorporation (the "Effective Time"), which provides for Mr. Cox to serve as the President of SumNJ for an initial term ending March 1, 1999. The initial term of the Agreement is automatically extended one additional year on each of the first two anniversary dates of the agreement unless either party gives at least 180 days advance notice that such party elects not to so extend the agreement. The first two anniversary dates were March 1, 1997 and March 1, 1998, respectively, and no such notice was given. In the employment agreement Mr. Cox agreed that for a period of one year following any termination of the employment agreement he will not accept employment with any national or state bank or thrift institution or affiliate thereof at a place of employment within 25 miles of any branch location of Summit or any of its subsidiaries.

EXECUTIVE SEVERANCE PLAN

     In 1986 the Summit Board adopted the Summit Executive Severance Plan (the "Severance Plan") to enhance the ability of Summit to retain existing management and attract new executives when needed, to reward key executives for their service to the Company with reasonable compensation in the event of a termination of their employment under any of the circumstances set forth in the Severance Plan and to reduce legal expense and management time associated with executive terminations by establishing generally applicable executive severance standards. Key executives of the Company are eligible to be selected as Severance Plan participants. All of the individuals listed in the Summary Compensation Table have been selected to be Severance Plan participants. Their period of participation will expire as of October 15, 2002.

     The Severance Plan provides that, in the event a participant's employment is terminated by the Company, other than for Cause (as defined in the Severance
Plan), death, disability or retirement, or by the participant for Good Reason (as defined in the Severance Plan) within 6 months of any event alleged to constitute Good Reason, the participant, upon signing a Release, Covenant Not to Sue and Non-Disclosure and Non-Solicitation Agreement in the form set forth in the Severance Plan, is entitled to receive: (i) a lump sum cash payment equal to two times the highest annual rate of base salary in effect for the participant during the twelve month period preceding the notice of termination; (ii) a lump sum cash payment equal to two times the highest annual cash incentive bonus earned by the participant during the three fiscal years preceding the date of termination; (iii) two years of employee benefits plans participation and outplacement services and one year of perquisites or the cash equivalent. All payments and benefits are reduced pro rata within two years of normal retirement.

     The Severance Plan generally defines "Good Reason" to include: (i) the assignment of duties which are inconsistent with the participant's then title and salary grade or a significant reduction in the participant's authority and responsibility as a senior executive; (ii) the removal of the participant from, or any failure to reappoint or reelect a participant to, the title of Executive Vice President or above; (iii) a reduction in the participant's salary or the failure to grant increases in the participant's salary comparable to those granted executives of the Company of comparable title, salary grade and performance ratings; (iv) locating the participant's office anywhere other than an executive office of Summit or a subsidiary located in New Jersey or Pennsylvania within sixty miles of Corporate Headquarters; (v) the failure to provide the participant with welfare benefits, perquisites and participation in all cash and stock bonus and incentive plans of the Company on substantially the same terms as provided to executives of comparable title and salary grade; or
(vi) notice from the Company that the participant's participation in the Severance Plan or the participant's Termination Agreement (described below) would not be renewed.

TERMINATION AGREEMENTS

     The Board of Directors has approved Termination Agreements with certain executive officers of Summit for the purposes of enhancing the ability of Summit to retain existing management and attract new executives and of rewarding key executives for their service to the Company with reasonable compensation in the event their employment is terminated as provided in the Termination Agreements. In the Termination Agreements, each officer has agreed that in the event any person or entity takes certain steps designed to effect a Change in Control (as defined below) of Summit, the officer will not voluntarily leave the employ of the Company (except upon a normal retirement date) and will continue to perform the officer's regular duties and services for the Company until such person or entity has abandoned or terminated efforts to effect a Change in Control or until a Change in Control has occurred. All of the individuals listed in the Summary Compensation Table are currently parties to Termination Agreements with Summit. The Termination Agreements provide that if, within three years after a Change in Control of Summit, the officer's employment with the Company is terminated by the Company, other than for Cause (as defined in the Termination Agreement), death occuring more than 13 months after the Change in Control, disability or retirement, or by the officer for Good Reason (as defined below), the officer is entitled to receive (i) a lump sum cash payment equal to the difference between (A) the sum of three times the officer's base salary at the highest rate in effect during the twelve-month period preceding the notice of termination, plus three times the highest annual cash bonus earned by the officer during the three preceding fiscal years, and (B) the aggregate lump sum cash amounts relating to base salary and bonus payable to the officer under the Company's Executive Severance Plan in the event of the termination of his employment; (ii) upon retirement an amount of total retirement benefits equal to that which the officer would have received from defined benefit retirement plans of the Company, if the officer's employment had continued for ten years beyond the termination date or until the officer's normal retirement date, if earlier. The officer is also entitled to remain an active participant in most employee welfare benefit plans for a period of 36 months after the date of termination. The Termination Agreements further provide that in the event any payment or benefit received or to be received by the officer pursuant to the Termination Agreements or any other plan, arrangement or agreement of the Company would, in the opinion of independent tax counsel, be subject to the excise tax imposed by
Section 4999 of the Code, the Company shall pay to the officer an amount that would restore the officer to the same after tax position as if the excise tax had not been imposed.

     To come within the terms of the Termination Agreements the Change in Control of Summit must occur, or efforts designed to lead to a Change in Control of Summit must commence, before the earlier (i) the officer's death, disability or retirement or (ii) the fifth anniversary of the Termination Agreement (October 15, 2002). The Termination Agreements provide for automatic renewal on the day following the fifth anniversary of the date thereof and each annual anniversary thereafter unless the officer is no longer employed by the Company or a subsidiary of the Company on such date, the officer has reached normal retirement date or the Company has given twelve months notice that it will not extend the Termination Agreement. A "Change in Control" of Summit is defined to include: (i) a Change of Control required to be reported under the Federal securities laws; (ii) the acquisition by any person of beneficial ownership of 25% or more of the combined voting power of Summit's outstanding securities;
(iii) a change in the composition of majority membership of the Board of Directors over any two-year period; (iv) a change in ownership of Summit such that Summit becomes subject to the delisting of its Common Stock from the NYSE;
(v) the approval by the Board of the sale of all or substantially all of the assets of Summit; or (vi) the approval by the Board of any merger, consolidation, issuance of securities or purchase of assets, the result of which would be the occurrence of any event described in clause (i), (ii), (iii) or
(iv) above or that the shareholders of the Company own less than 65% of the combined voting power of the resulting entity.

     "Good Reason", for purposes of the Termination Agreements, is defined to mean: (i) the assignment of duties which are materially different or require substantially more business travel than duties prior to the Change in Control or which represent a significant reduction in authority and responsibility; (ii) removal from, or failure to reappoint or reelect the officer to the highest office held in the six months prior to the Change in Control; (iii) a reduction in the officer's salary or the failure to grant increases in salary comparable to those granted officers of comparable title, salary grade and performance ratings; (iv) a change in the officer's base location to anywhere other than an executive office of the Company or a subsidiary located in New Jersey or Pennsylvania within 25 miles of the officer's office prior to the Change in Control; (v) the failure to provide the officer with benefits and perquisites the same as or comparable to those provided in the twelve months prior to the Change in Control; (vi) the failure of Summit to obtain the express written assumption of a Termination Agreement by any successor to Summit; (vii) a termination of employment by the officer for any reason other than disability or normal retirement within 30 days of the first anniversary of an event constituting a Change in Control or (viii) notice by the Company that the officer's participation in the Company's Executive Severance Plan or the officer's Termination Agreement would not be renewed.

GRANTOR TRUST

     The Board of Directors has authorized the establishment of a trust to hold assets for the payment of benefits that may become payable to participants in the Severance Plan and executive officers who are parties to Termination Agreements with the Company and for such other plans or obligations of the Company as may be determined by the Board. The trust would be revocable prior to the occurrence of a "change in control," at which time it would become irrevocable.

1993 INCENTIVE STOCK AND OPTION PLAN

     The terms of Summit's 1993 Incentive Stock and Option Plan provide that upon any change in control of Summit all unexercisable employee stock options become immediately exercisable and all stock awards subject to restrictions on transferability become immediately released from such restrictions. These terms apply to all employees holding unexercisable stock options and restricted stock awards, including executive officers. A change in control for purposes of the stock incentive plans is generally the same as that for the Termination Agreements.

EXECUTIVE STOCK OWNERSHIP GUIDELINES

     Summit has adopted stock ownership guidelines for senior management officers. Covered officers have five years from the later of March 1, 1998 or the date the officer becomes a participant to achieve the targets, which are expressed as a multiple of base salary as follows: (i) Chairman and Chief Executive Officer: six times base salary; (ii) President and Vice Chairman: five times base salary; (iii) Senior Executive Vice Presidents: four times base salary; (iv) Executive Vice Presidents: two or three times base salary, depending upon salary grade. Shares must be beneficially owned to be included for guidelines purposes and may include shares owned by certain family members and trusts, shares held through the Company's Savings Plan, the value of shares that may be acquired upon the exercise of exercisable but unexercised options and shares held in street name. Each of the executive officers included in the Summary Compensation Table has achieved the applicable target. The Company also has guidelines for ownership of stock acquired through the Company's executive stock program that strongly encourage the retention of at least one-half of the stock acquired through the Company's stock option and stock award programs.

PENSION PLANS

     Summit maintains a noncontributory pension plan, qualified as a "defined benefit" pension plan under the Code, which applies to salaried employees, including executive officers, of Summit and its subsidiaries (the "Basic Plan"). Due to certain benefit restrictions placed on the Basic Plan by the Code, Summit also maintains a retirement restoration plan and a supplemental retirement plan applicable to all salaried employees covered by the Basic Plan (the "Supplemental Plans"). In addition, Summit has a supplemental retirement plan applicable to certain members of senior management selected by the Compensation Committee, including all of the individuals listed in the Summary Compensation Table, (the "Enhanced Retirement Income Plan"). The following table sets forth the estimated total annual pension benefits payable under the Basic Plan, the Supplemental Plans and the Enhanced Retirement Income Plan (if applicable) at normal retirement (age 65) at the Years of Credited Service and salary levels indicated:

                                                        PENSION PLAN TABLE

                                                                   ANNUAL BENEFIT FOR YEARS OF CREDITED
              HIGHEST AVERAGE                                              SERVICE INDICATED (A)
             YEARLY SALARY OF                -----------------------------------------------------------------------------------
           CONSECUTIVE 60 MONTHS             15 YEARS           20 YEARS           25 YEARS          30 YEARS           35 YEARS
           ---------------------             --------           --------           --------          --------           --------
$200,000 .................................   $ 58,512           $ 78,016           $ 97,521       $  117,025         $  120,000

$400,000 .................................    118,512            158,016            197,521          237,025            240,000

$600,000 .................................    178,512            238,016            297,521          357,025            360,000

$800,000 .................................    238,512            318,016            397,521          477,025            480,000

$1,000,000 ...............................    298,512            398,016            497,521          597,025            600,000

$1,200,000 ...............................    358,512            478,016            597,521          717,025            720,000

$1,400,000 ...............................    418,512            558,016            697,521          837,025            840,000

$1,600,000 ...............................    478,512            638,016            797,521          957,025            960,000

$1,800,000 ...............................    538,512            718,016            897,521        1,077,025          1,080,000

$2,000,000 ...............................    598,512            798,016            997,521        1,197,025          1,200,000

----------------
(a)  Years of Credited Service are defined by the plan as years of full-time employment after the employee has attained age 21.

     Covered compensation under the Basic and Supplemental Plans, includes only base salary, whereas the Enhanced Retirement Income Plan provides for inclusion of bonus payments under the Company's cash bonus plans as part of the compensation component used to calculate benefits. Accordingly, for the five individuals named in the Summary Compensation Table covered compensation under "Highest Average Yearly Salary of Consecutive 60 Months" in the table above includes base salary and cash bonus (but not restricted stock bonus) reported under the "Salary" (column (c)) and "Bonus" (column (d)) columns of the Summary Compensation Table. The benefits listed in the Pension Plan Table are not subject to offsets for Social Security or other benefits received by retirees. The listed benefits are those payable if the straight life annuity method of distribution is chosen. Years of Credited Service under the Basic Plan for the executive officers listed in the Summary Compensation Table are as follows: Mr. Semrod, 17 years; Mr. Cox, 2 years; Mr. Collins, 12 years; Mr. Mackoul, 33 years and Mr. Haggerty, 27 years.

     Mr. Semrod's employment contract provides for supplemental retirement benefits calculated in accordance with the formulas of the Basic Plan, the Supplemental Plans and the Enhanced Retirement Income Plan, subject to the limitations in such plans most favorable as to ceilings on maximum retirement benefits payable, but without regard to the benefit limitations imposed by the Code, and credits Mr. Semrod with years of service commencing February 1, 1963 (an additional 18 years).

     Employees and former employees who formerly worked for United Jersey Bank/Commercial Trust (a predecessor bank to SumNJ), including Mr. Collins, are covered for service before August 1, 1988 (January 1, 1987 in the case of Mr. Collins) by a defined benefit, noncontributory pension plan which provides for benefits lower than those described above for the Basic Plan of Summit. Mr. Collins has 16 Years of Credited Service under this plan. Such employees are covered by the Basic Plan and Supplemental Plans for service on and after August 1, 1988 (January 1, 1987 in the case of Mr. Collins).

     Employees and former employees who formerly worked for The Summit Bancorporation (a predecessor to Summit Bancorp.), including Mr. Cox and John R. Feeney, are covered for service before January 1, 1997 by a defined benefit, noncontributory pension plan ("Bancorporation Plan") which provides for benefits, in general, marginally lower than those described above for the Basic Plan; however, the compensation component of the formula used to determine benefits under the Bancorporation Plan, unlike the Basic Plan, uses the highest average salary over a consecutive 36-month period. Mr. Cox has 23 years of Credited Service under the Bancorporation Plan. Such employees and former employees are covered by the Basic Plan and Supplemental Plans for service on and after January 1, 1997.

     Certain former officers of The Summit Bancorporation, including Messrs. Cox and Feeney, are covered by a supplemental executive retirement plan ("SERP") maintained by The Summit Bancorporation prior to its merger with Summit and assumed by Summit in that merger. The SERP provides for payment of retirement benefits calculated in accordance with the benefit formula of the Bancorporation Plan but which otherwise cannot be paid by a qualified pension plan under terms of the Code. The SERP was terminated for periods of service after December 31, 1996, and provides, among other things, for persons who were participants in the SERP on March 1, 1996 (because the merger constituted a "change of control" under the SERP on that date) to be credited with years of service under the SERP through age 65, regardless of their age on March 1, 1996 or at the time of their retirement.

     Employees of Summit should refer to the more detailed Summary Plan Descriptions available to them.

                   2. PROPOSAL TO APPROVE THE SUMMIT BANCORP.
                         1999 NON-EXECUTIVE OPTION PLAN

GENERAL TERMS

     On February 17, 1999, the Board of Directors of Summit adopted, subject to receipt of shareholder approval at the 1999 Annual Meeting, the Summit Bancorp. 1999 Non-Executive Option Plan (the "Plan"). No options will be granted under the Plan prior to shareholder approval.

     Under the Plan, both options ("Options") intended to qualify as incentive stock options under Section 422 of the Code ("Incentive Options") and those not qualifying as Incentive Options ("Non-Qualified Options") may be granted. Only full-time or part-time salaried, hourly or commissioned employees of Summit or of any subsidiary corporation or parent corporation (the "Company") who are not among the top ten percent (10%) of all "exempt" employees (as determined under the Fair Labor Standards Act, as amended) of the Company in terms of salary grade at the time of grant are eligible to receive Option grants. No grants may be made to any director, advisor or consultant who is not also an employee of the Company. The eligibility requirements of the Plan will effectively exclude executive officers of the Company from receiving Option grants under the Plan. It is anticipated that approximately 1,400 employees of the Company will be eligible to receive Option grants under the Plan for the first year of the Plan.

     The Plan is intended to be part of a competitive compensation program enabling the Company to retain the services of persons holding positions with the Company and enhance its ability to attract qualified persons to fill these positions in the future, while motivating those persons, as employees and shareholders, to increase long-term shareholder value. In addition, the Plan is intended to afford employees of the Company who are important to the continued growth of the Company an opportunity to acquire a proprietary interest in the Company, and thus to create in such employees an increased interest in and a greater concern for the welfare of the Company and its shareholders. The Plan will serve as a supplemental plan to the Summit Bancorp. 1993 Incentive Stock and Option Plan (the "1993 Plan") and is designed to provide broader participation in the Company's equity-based compensation program.

     The number of shares of Summit Common Stock made subject to Options granted pursuant to the Plan may not exceed 8,650,000 plus five percent of the amount, if any, by which the number of issued and outstanding shares of

Summit Common Stock (including any treasury shares) is increased after February 24, 1999, provided, however, that at no time shall the number of shares of Summit Common Stock made subject to Options granted pursuant to the Plan exceed the lesser of (i) five percent of the shares of Summit Common Stock issued and outstanding (including any treasury shares) or (ii) twenty-four million shares. Shares of Summit Common Stock subject to Options which expire or terminate for any reason during the term of the Plan without having been fully exercised, to the extent not issued pursuant to exercise of such Options, shall again be available for the grant of further Options under the Plan. If the exercise price for a Non-Qualified Option is paid in whole or part by the delivery to the Company of shares of Summit Common Stock and/or the Company withholds sufficient shares to pay all or part of the tax withholding obligation, only the net number of shares issued shall be used for determining the maximum number of shares subject to Options granted under the Plan. The Company believes that the annual percentage limitation represents a reasonable balancing of the interest of shareholders in attracting and retaining employees and motivating their performance and the interest of shareholders in controlling the potential dilutive effect of Option grants. Shares issued upon exercise of options granted under the Plan may be newly issued stock, treasury stock, or both. The Board of Directors has authorized a stock repurchase program pursuant to which repurchased shares may be used for, among other purposes, issuance under the Company's stock option plans.

     The Plan will expire on February 16, 2003, although grants made prior to that date may extend beyond the expiration of the Plan.

     The following summary of the Plan is not intended to be complete and is qualified in its entirety by reference to the Plan, which is attached as Appendix A to this Proxy Statement.

ADMINISTRATION

     The Compensation Committee of the Board of Directors, which must consist of not fewer than three directors, has been delegated authority to administer the Plan. No grant may be made to members of the Compensation Committee. The Compensation Committee has the authority and discretion to determine the individuals to whom and the date on which Options are to be granted, the number of shares to be subject to each Option and, subject to the limitations described hereafter, all other terms of Option grants. In making grants, the Compensation Committee is required to take into consideration the length of service, the amount of earnings and the responsibilities and duties of an employee. The Company receives no monetary consideration for granting Options under the Plan.

     The Board of Directors may amend the Plan and grants made under the Plan (including amendments which accelerate the exercisability of Options) and may suspend or terminate the Plan, but may not increase the maximum number of shares available (either in the aggregate or to an individual) for grants under the Plan, reduce the exercise price of any Option or substitute new Options with a lower exercise price in exchange for outstanding Options, modify the provisions of the Plan relating to eligibility, materially increase the benefits accruing to employees chosen for grants under the Plan, or permit the issuance of Options with an exercise price of less than fair market value, without the approval of the shareholders of the Company, or adversely change the terms of any grants without the consent of the affected employees. The Compensation Committee may amend the Plan and Options granted under the Plan as necessary to permit Options intended to be Incentive Options to qualify as incentive stock options within the meaning of Section 422 of the Code.

     Subject to the express provisions of the Plan, the Compensation Committee also has authority to construe the Plan and all Options granted under the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan and to make all determination necessary or advisable for administering the Plan. The Compensation Committee may delegate its powers and duties to one or more officers of the Company, including the power to grant Options, but may not delegate to any officer powers or duties with respect to that officer's compensation or any powers or duties under the Plan with respect to compensation of executive officers.

     The Compensation Committee may require, as a condition to the grant of any Option, that the employee agree not to compete with the Company, for a period determined by the Compensation Committee at the time of grant, in the event of a termination of the employee's employment for any reason other than dismissal without cause. The Compensation Committee may also require that an employee not sell or otherwise dispose of Shares acquired pursuant to the exercise of an Option for a specified period from the date of acquisition.

OPTIONS

  Individual Limits

     In no fiscal year may any individual be granted Options with respect to more than 20,000 shares of Summit Common Stock. Further, an Incentive Option will not be granted to any person who owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company. In addition, except as otherwise provided under the Code, to the extent the aggregate fair market value of Summit Common Stock with respect to which Incentive Options are exercisable for the first time by an employee during any calendar year (under all stock option plans of the Company) exceeds $100,000, such Options will be treated as Non-Qualified Options.

  Purchase Price and Exercise of Options

     The purchase price of shares of Summit Common Stock issuable upon exercise of an Option must not be less than 100% of the fair market value of such shares on the date the Option is granted. The purchase price must be paid in full at the time of exercise of the Option in cash or, if permitted by the instrument evidencing the Option, in shares of Summit Common Stock having a fair market value equal to the exercise price. The holder of an Option may not borrow from Summit any subsidiary of Summit for the purpose of exercising an Option, except from a securities broker during the limited period involving a "cashless exercise." The Compensation Committee may permit the holder of an Option to elect to pay the exercise price by authorizing a third party to sell the shares (or a sufficient portion of the shares) to be acquired upon exercise and remit to the Company a sufficient portion of the sales proceeds to pay the exercise price and any withholding tax resulting from the exercise. Any cash proceeds received by the Company from the exercise of Options will be used for general corporate purposes.

     In general, any Incentive Option granted under the Plan may be exercised during a period of not more than ten years from the date of grant, although a shorter period may be specified by the Compensation Committee, and a Non-Qualified Option may be exercised during a period of not more than ten years and one month from the date of grant, although a shorter period may be specified by the Compensation Committee. Except in the case of a "change in control" of the Company and subject to the Compensation Committee's authority to accelerate rights to exercise any Option granted under the Plan, an Option shall not be exercisable for a period of one year from the date of grant of such Option.

     In the event of a "change in control" of the Company, all then outstanding Options become immediately exercisable. A "change in control" of the Company is defined to mean (i) a change in control of a nature that would be required to be reported in response to item 6(e) of Schedule 14A of Regulation 14A or item 1(a) of Form 8-K promulgated under the Exchange Act, (ii) the acquisition by any person of beneficial ownership of 25% or more of the combined voting power of Summit's outstanding securities entitled to vote for the election of directors,
(iii) a change in the composition of the majority membership of the Board of Directors over any two-year period, (iv) a change in ownership in Summit such that Summit becomes subject to the delisting of its Common Stock from the NYSE,
(v) the approval by the Board of Directors of the sale of all or substantially all of the assets of Summit or (vi) the approval by the Board of Directors of any merger, consolidation issuance of securities or purchase of assets, the result of which would be the occurrence of any event described in clause (i),
(ii), (iii) or (iv) above. Moreover, the Compensation Committee may determine, in its discretion, that after the occurrence of a "change in control," Options will terminate within a specified number of days (not less than five (5)) after notice to the holder thereof, and such holder shall receive, with respect to each share subject to such Option, cash in an amount equal to the excess of (i) the fair market value of such share on the date immediately prior to the date of termination over (ii) the exercise price per share of such Option.

  Expiration and Transfer of Options

     Except as otherwise determined by the Compensation Committee in the case of Non-Qualified Options, Options are non-transferable, except by will or the laws of descent and distribution. Upon an employee's termination of employment, all previously unexercised Options (or unexercised portions of Options) granted to such employee and still outstanding on the day immediately preceding the effective date of the termination of employment ("Exercisable Options"), shall terminate according to the terms governing termination contained in the instruments evidencing the Exercisable Option. In the event the instrument evidencing such employee's Exercisable Option is silent as to the termination provisions which shall apply in the circumstances of such employee's termination of employment, such employee's Exercisable Options shall terminate or continue to be exercisable as follows according to the first of the following provisions which is applicable: (a) if the employment of the employee is voluntarily terminated by the employee, other than due to retirement, within a one-year period following a "change in control" of the Company, the employee may exercise all or any portion of such employee's Exercisable Options at any time during the three-month period immediately following the effective date of the termination of employment; (b) if an employee is discharged for cause (as defined in the Plan), all of such employee's Exercisable Options will terminate on the effective date of such discharge; (c) if an employee voluntarily terminates his or her employment (other than due to retirement or resignation by mutual agreement) all of such employee's Exercisable Options will immediately terminate; (d) if an employee resigns by mutual agreement with the Company or is dismissed by the employer other than for cause, the employee may exercise all or any portion of such employee's Exercisable Options at any time during the three-month period immediately following the effective date of the termination of employment; (e) if the termination of employment is due to an employee's disability (as defined in the Plan), the employee may exercise all or any portion of such employee's Exercisable Options at any time during a period immediately following the effective date of the termination of employment as follows: (i) Incentive Options--one year, (ii) Non-Qualified Options--three years; (f) if the termination of employment is due to an employee's retirement (as defined in the Plan), the employee may exercise all or any portion of such employee's Exercisable Options during a period immediately following the effective date of the termination of employment as follows: (i) Incentive Options--three months, (ii) Non-Qualified Options--three years; and (g) if the employee dies while in the employ of the Company or during any of the post-termination extension periods set forth in clauses (d), (e), or (f) above, such employee's legal representative, beneficiary, legatee or successor-in-interest may exercise all or any portion of such employee's Exercisable Options during the one-year period immediately following the death. The Compensation Committee may, at any time before or after a termination of employment, extend the period during which an Exercisable Option may be exercised following a termination of employment beyond that which may be provided for in the instrument evidencing the Exercisable Option and beyond that provided for in clauses (a) through (g) above.

     In no event may any Option be exercised during a period following a termination of employment (whether fixed by the Plan or extended by the Compensation Committee) if the Option was not exercisable on the day immediately prior to the date of termination and in no event may an Option be exercised to the extent it has already been exercised or after its expiration date.

  Adjustment of Shares

     In the event of any change in the outstanding shares of Summit Common Stock (through events such as a stock split, stock dividend, recapitalization, spin-off, split-off, merger, consolidation or reorganization of the Company or other like change in its capital structure), appropriate adjustments to the Options are to be made so that Options become exercisable for such securities, cash or other property as would have been received in respect of shares of Summit Common Stock had the Option been fully exercised prior to such change, and adjustments are to be made in the number of shares and exercise price of Options to prevent dilution or enlargement of rights thereunder, subject to the rules of Section 424(a) of the Code as to Incentive Options.

FEDERAL INCOME TAX CONSEQUENCES OF THE ISSUANCE AND EXERCISE OF OPTIONS

     The description in the following paragraphs of the principal federal income tax consequences of the issuance and exercise of Options granted under the Plan is based on statutory authority and judicial and administrative interpretations as of the date of this Proxy Statement, which are subject to change at any time (possibly with retroactive effect). The law is technical and complex and the discussion below represents only a general summary. Shares of Summit Common Stock issuable upon exercise of Options granted under the Plan are sometimes referred to in the following discussion as the "Shares."

  Incentive Options

     Under the Code, an optionee generally is not subject to ordinary income tax upon the grant or exercise of an Incentive Option. However, an employee who exercises an Incentive Option by delivering shares of Summit Common Stock previously acquired pursuant to the exercise of an Incentive Option is treated as making a "disqualifying disposition" (described below) of such shares if the employee delivers such shares before the expiration of the holding period applicable to such shares. The applicable holding period is the longer of two years from the date of grant or one year from the date of exercise. Upon the exercise of an Incentive Option with previously acquired Summit Common Stock as to which no disqualifying disposition occurs, it would appear that the optionee would not recognize gain or loss with respect to such previously acquired shares.

     For purposes of computing any alternative minimum tax liability, the optionee who exercises an Incentive Option generally would be required to increase taxable income and compute the tax basis in the Shares so acquired in the same manner as if the optionee had exercised a Non-Qualified Option (as described below). An individual will be liable for the alternative minimum tax only to the extent that the amount of such tax exceeds the liability for regular federal income tax (reduced by certain credits). The amount of any alternative minimum tax liability incurred as a result of the exercise of an Incentive Option generally will be allowed as a credit offsetting regular tax liability in subsequent years.

     If subsequent to the exercise of an Incentive Option (whether paid for in cash or in shares of Summit Common Stock), the optionee holds the Shares received upon exercise for a period that exceeds (a) two years from the date such Incentive Option was granted or, if later (b) one year from the date of exercise (the "applicable holding period"), the difference (if any) between the amount realized from the sale of such Shares and the tax basis to the holder will be taxed as long-term capital gain or loss (provided that the Shares are held as a capital asset at such time). If the holder is subject to the alternative minimum tax in the year of disposition, such holder's tax basis in his or her Shares for such purposes will be increased as described in the preceding paragraph.

     In general, if, after exercising an Incentive Option, an employee disposes of the Shares so acquired before the end of the applicable holding period (i.e., makes a "disqualifying disposition"), such optionee would be deemed in receipt of ordinary income in the year of the disqualifying disposition, in an amount equal to the excess of the fair market value of the Shares at the date the Incentive Option was exercised over the exercise price. If the disqualifying disposition is a sale or exchange which would permit a loss to be recognized under the Code (were a loss in fact to be sustained), and the sales proceeds are less than the fair market value of the Shares on the date of exercise, the optionee's ordinary income would be limited to the gain (if any) from the sale. If the amount realized upon disposition exceeds the fair market value of the Shares on the date of exercise, the excess would be treated as short-term or long-term capital gain, depending on whether the holding period for such Shares exceeded one year and provided that the Shares are held as a capital asset at such time.

     A deduction is not allowed to the Company for federal income tax purposes with respect to the grant or exercise of an Incentive Option or the disposition, after the applicable holding period, of Shares acquired upon exercise. In the event of a disqualifying disposition, a federal income tax deduction will be allowed to the Company in an amount equal to the ordinary income included by the optionee, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable, except to the extent, if any, that such deduction may be limited under Sections 162(m) and 280G of the Code (as described below).

  Non-Qualified Options

     An employee who receives a Non-Qualified Option will not recognize any taxable income upon the grant of such Non-Qualified Option. In general, upon exercise of a Non-Qualified Option an employee will be treated as having received ordinary income in an amount equal to the excess of the fair market value of the Shares acquired upon exercise at the time of exercise over the exercise price. If the employee is an executive officer or Director of Summit, recognition of income (and the determination of amount thereof) upon the exercise of a Non-Qualified Option possibly may be deferred under certain circumstances until the earliest date on which the employee may sell such Shares at a profit without being subject to suit under Section 16(b) of the Exchange Act (the "Deferral Period"), unless the employee files a written election pursuant to Section 83(b) of the Code with the Internal Revenue Service, within 30 days after the date of exercise, to include in income the excess of the fair market value of the Shares on the date of exercise over the exercise price. The ordinary income recognized with respect to the exercise of a Non-Qualified Option under the Plan will be subject to both wage withholding and employment taxes.

     In addition to the customary methods of satisfying the withholding tax liabilities which arise upon the exercise of a Non-Qualified Option, an employee may satisfy the liability in whole or in part by directing the Company to withhold Shares from those that would otherwise be issuable to the employee. The withheld Shares will be valued at their fair market value as of the date that the tax withholding obligation arises.

     An employee's tax basis in the Shares received on exercise of such Option will be equal to the amount of any cash paid on exercise, plus the amount of ordinary income recognized as a result of the receipt of such Shares. The holding period for such Shares would begin just after the transfer of such Shares or, in the case of an executive officer or Director of Summit, just after the expiration of the Deferral Period, if any (unless the employee elected to be taxed as of the date of exercise). A deduction for federal income tax purposes will be allowed to the Company in an amount equal to the ordinary income included by the optionee, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable, except to the extent (if any) that such deduction may be limited under Sections 162(m) or 280G of the Code.

     If an employee exercises a Non-Qualified Option by delivering other shares of Summit Common Stock, the employee will not recognize gain or loss with respect to the exchange of such shares, even if their then fair market value is different from the employee's tax basis. The employee, however, will be taxed as described above with respect to the exercise of the Non-Qualified Option as if the employee had paid the exercise price in cash, and the Company likewise generally will be entitled to an equivalent tax deduction. Provided the employee receives a separate identifiable stock certificate therefor, the employee's tax basis in that number of Shares received on such exercise which is equal to the number of shares of Summit Common Stock surrendered on such exercise will be equal to the employee's tax basis in the shares of Summit Common Stock surrendered and the employee's holding period for such number of Shares received will include the employee's holding period for the shares of Summit Common Stock surrendered. The employee's tax basis and holding period for the additional Shares received on exercise of a Non-Qualified Option paid for, in whole or in part, with shares of Summit Common Stock will be the same as if the employee has exercised the Non-Qualified Option solely for cash.

  Change in Control

     As described above, upon a "change in control" of the Company, all of the then outstanding Options will immediately become exercisable. In general, if the total amount of payments to an individual that are contingent upon a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company (as defined in Section 280G of the Code and hereafter referred to as a "change in control"), including payments under the Plan that vest upon a "change in control," equals or exceeds three times the individual's "base amount" (generally, such individual's average annual compensation for the five complete years preceding the change in control), then, subject to certain exceptions, the payments may be treated as "parachute payments" under the Code, in which case a portion of such payments would be non-deductible to the Company and the individual would be subject to a 20% excise tax on such portion of the payments.

  Certain Limitations on Deductibility of Executive Compensation

     With certain exceptions, Section 162(m) denies a deduction to publicly held corporations for compensation paid to certain executive officers in excess of $1 million per executive per taxable year (including any deduction with respect to the exercise of a Non-Qualified Option or the disqualifying disposition of stock purchased pursuant to an Incentive Option). One such exception applies to certain performance-based compensation provided that such compensation has been approved by shareholders in a separate vote and certain other requirements are met. The Company does not expect that the limitations of Section 162(m) of the Code will be applicable to any of the participants in the Plan. If, at any time in the future, the Company believes that any participants in the Plan may be subject to the limitations of Section 162(m) of the Code, the Company intends to take such reasonable actions so that Option grants made to such persons under the Plan would comply with the requirements of the performance-based exception to Section 162(m) of the Code.

     The Plan is neither qualified under the provisions of Section 401(a) of the Code, nor subject to any of the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

     The closing price of Summit Common Stock on March 1, 1999 was $38.50.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL NO. 2.

                            3. SELECTION OF AUDITORS

     The Board of Directors recommends that the shareholders ratify the selection of KPMG LLP, independent certified public accountants, to audit the accounts of Summit for 1999.

     Representatives of KPMG LLP, who were also Summit's auditors for the year 1998, are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL NO. 3.


                                  OTHER MATTERS

SOLICITATION OF PROXIES

     Proxies may be solicited by mail, telephone, telegram, facsimile transmission or other electronic methods and personal meetings and interviews. Certain executive officers and managerial and administrative employees of Summit and its subsidiaries may solicit proxies on behalf of Summit, for which such officers and employees will receive no additional compensation other than reimbursement for actual expense incurred in connection therewith. Summit has retained Georgeson & Co., Inc. to assist in the solicitation of proxies for a fee of $6,500, plus reasonable out-of-pocket expenses. Summit will also reimburse brokers or other persons holding shares in their names or in the names of their nominees for their reasonable out-of-pocket expenses in forwarding proxies and proxy material to the beneficial owners of such shares. Summit will bear all of the expenses incurred in connection with this solicitation.

SHAREHOLDER PROPOSALS

     The Board of Directors will consider and include in the Proxy Statement for the 2000 Annual Meeting proposals which meet the regulations of the SEC and New Jersey law and which comply with the Corporation's By-Laws. In order to be considered for inclusion, proposals must be received on or before November 9, 1999. Proposals should be addressed to the Secretary.

     The By-Laws of Summit provide that shareholder proposals which do not appear in the Proxy Statement may be considered at an annual meeting of shareholders only if written notice of the proposal is received by the Secretary of Summit not less than 80 and not more than 100 days before the anniversary of the preceding year's annual meeting provided, however, that, if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the notice of a shareholder proposal, to be timely, must be received by the Secretary not later than the close of business on the later of the 80th day prior to such annual meeting or the tenth day following the day on which public announcement of the meeting date is first made. Any such notice of a shareholder proposal by a shareholder to the Secretary of Summit must be accompanied by (a) the name and address of the shareholder who intends to present the proposal for a vote, (b) a representation that such shareholder is a holder of record of shares entitled to vote at the meeting, (c) a description of all agreements, arrangements or understandings between such shareholder and any other shareholder relating to the proposal to be voted on and any financial contractual interest of such shareholder in the outcome of such vote and (d) such other information regarding the proposal to be voted on and the shareholder intending to present the proposal for a vote as would be required to be included in a proxy statement soliciting the vote of shareholders in respect of such proposal pursuant to the proxy rules of the SEC.

     The vote of a plurality of the shares cast at the Annual Meeting is necessary to elect the six Directors. The vote of a majority of shares cast at the Annual Meeting is necessary to approve the Summit Bancorp. 1999 Non-Executive Option Plan and to ratify the selection of independent certified public accountants. For purposes of determining the number of votes cast with respect to a matter, only those cast "for" or "against" are included. Abstentions will not be counted "for" or "against" for purposes of determining the number of votes cast with respect to a matter but will be counted as present for quorum purposes. "Broker non-votes" specified on proxies returned by brokers holding shares for beneficial owners will be treated as present for quorum purposes but also will not be counted as votes "for" or "against" for purposes of determining the number of votes cast.

     We urge you to vote your shares by telephone, via the Internet or by mail, as promptly as possible.

     We sincerely hope that you will attend the meeting.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            T. JOSEPH SEMROD
                                            Chairman of the Board and
                                            Chief Executive Officer

Dated: March 9, 1999

     IT IS IMPORTANT THAT YOUR SHARES ARE VOTED AT THE ANNUAL MEETING. YOU ARE URGED TO PROMPTLY VOTE YOUR SHARES BY TELEPHONE, VIA THE INTERNET OR BY MAIL. PLEASE ACT TODAY.

     COPIES OF THE CORPORATION'S FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998 ARE AVAILABLE WITHOUT CHARGE BY WRITING TO THE SUMMIT BANCORP. CORPORATE COMPTROLLER, P.O. BOX 2066, PRINCETON, NEW JERSEY 08543-2066.

                                                                      APPENDIX A

                                 SUMMIT BANCORP.

                         1999 NON-EXECUTIVE OPTION PLAN

1. PURPOSES

     (a) Summit Bancorp. (the "Company") desires to afford those full-time or part-time salaried, hourly or commissioned employees of the Company or of any subsidiary corporation or parent corporation of the Company (as such terms are herein defined) now existing or hereafter formed or acquired who are not among the top ten percent (10%) of all "exempt" (as determined under the Fair Labor Standards Act, as amended) employees of the Company or of any subsidiary corporation or parent corporation of the Company in terms of salary grade at the time of grant and who are important to the continued growth of the Company an opportunity to acquire a proprietary interest in the Company, and thus to create in such employees an increased interest in and a greater concern for the welfare of the Company and its shareholders. The Company also seeks to retain the services of persons holding positions with the Company and enhance its ability to attract qualified persons to fill these positions in the future, while motivating those persons, as employees and shareholders, to increase long-term shareholder value.

     (b) The stock options ("Options") offered pursuant to this 1999 Non-Executive Option Plan (the "Plan") are a matter of separate inducement and are not in lieu of any salary or other compensation for the services of any employee. The Plan is intended to be part of the Company's long-term performance stock program.

     (c) Options granted under the Plan will be those intended to qualify as incentive stock options ("Incentive Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or those not intended to qualify as Incentive Options ("Non-Qualified Options" ), but the Company makes no warranty as to the qualification of any Option as an Incentive Option.

2. AMOUNT OF STOCK SUBJECT TO THE PLAN; TERM

     (a) The number of shares of common stock, par value $.80 per share, of the Company ("Summit Common Stock") made subject to Options granted pursuant to the Plan may not exceed 8,650,000 plus five percent of the amount, if any, by which the number of issued and outstanding shares of Summit Common Stock (including any treasury shares) is increased after February 24, 1999, provided, however, that at no time shall the number of shares of Summit Common Stock made subject to Options granted pursuant to the Plan exceed the lesser of (i) five percent of the shares of Summit Common Stock issued and outstanding (including any treasury shares) or (ii) twenty-four million shares (subject to adjustments pursuant to
Section 10 below). Shares of Summit Common Stock issuable in connection with the Plan are sometimes referred to herein as the "Shares." Shares of Summit Common Stock subject to Options which expire or terminate for any reason during the Plan Period without having been fully exercised as provided for herein, to the extent not issued pursuant to exercise of such Options, shall again be available for the grant of further Options under the Plan. If the exercise price for a Non-Qualified Option is paid in whole or part by the delivery to the Company of shares of Summit Common Stock and/or the Company withholds sufficient Shares to pay all or part of the tax withholding obligation, only the net number of Shares issued shall be used for determining the maximum number of Shares subject to Options granted under the Plan. In addition, during no fiscal year occurring during the Plan Period shall any individual be granted Options with respect to more than 20,000 Shares (subject to adjustments pursuant to Section 10 below).

     (b) Shares which may be acquired under the Plan through the exercise of Options may be either authorized but unissued shares of Summit Common Stock, shares of issued Summit Common Stock held in the Company's treasury, or both, at the discretion of the Company. All Shares issued as provided herein shall be fully paid and non-assessable to the extent permitted by law. In no event may any Option be granted, nor may any Option granted hereunder be exercised, for a fraction of a Share.

     (c) Except as provided in Section 16, the Company may, from time to time during the period (the "Plan Period") from April 23, 1999 (the "Effective Date") through February 16, 2003 (the "Termination Date"), grant Options to certain employees of the Company, or of any subsidiary corporation or parent corporation of the Company now existing or hereafter formed or acquired, under the terms herein set forth.

     (d) As used in the Plan, the terms "subsidiary corporation" and "parent corporation" shall mean a corporation coming within the definition of such terms contained in, respectively, Section 424(f) and Section 424(e) of the Code.

3. ADMINISTRATION

     (a) The board of directors of the Company (the "Board of Directors") shall designate from among its members a compensation committee (the "Committee") to administer the Plan which shall consist of no fewer than three members of the Board of Directors. A majority of the members of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee shall be the act of the Committee. Any member of the Committee may be removed at any time either with or without cause by resolution adopted by the Board of Directors, and any vacancy on the Committee may at any time be filled by resolution adopted by the Board of Directors.

     (b) Subject to the express provisions of the Plan, the Committee shall have authority, in its discretion, to determine the employees to whom Options shall be granted, the time such Options shall be granted, the number of Shares which shall be subject to each Option, the purchase price of each Share which shall be subject to an Option (provided that, except as provided in Section 10, the Committee shall not have the authority to reprice previously issued and currently outstanding Options or substitute new Options with a lower exercise price in exchange for outstanding Options without shareholder approval), the period(s) during which such Options shall be exercisable (whether in whole or in part), and any and all other terms and provisions of the Options, which need not be the same for all Options. Subject to the provisions of Section 5(b)(3), an Option shall not be exercisable for a period of one year from the date of grant of such Option.

     (c) In determining the employees to whom Options shall be granted and the number of Shares with respect to which each such Option shall be granted, the Committee shall consider the length of service, the amount of earnings, and the responsibilities and duties of such employee.

     (d) Subject to the express provisions of the Plan, the Committee also shall have authority to construe the Plan and all Options granted under the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan and to make all other determinations necessary or advisable for administering the Plan (including determinations during any suspension or after any termination effected in accordance with Section 16). The Committee also shall have the authority to require, in its discretion, as a condition to the granting of any Option that the employee agree (i) not to sell or otherwise dispose of Shares acquired pursuant to the Option for a specified period following the date of acquisition of such Shares and (ii) that in the event the employment of such employee is terminated, other than as a result of dismissal without cause, such employee will not, for a period to be fixed at the time of the grant of the Option, enter into any other employment or participate directly or indirectly in any other business or enterprise which is competitive with the business of the Company or any subsidiary corporation or parent corporation of the Company, or enter into any employment in which such employee will be called upon to utilize special knowledge obtained through employment with the Company or any subsidiary corporation or parent corporation thereof.

     (e) Any determination by the Committee on matters subject to its authority and discretion under the Plan shall be conclusive.

     (f) The Committee may delegate its powers and duties under the Plan to one or more officers of the Company or to a committee of such officers, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion, provided, however, that the Committee may not delegate to any officer powers or duties with respect to that officer's compensation or any power or duty under the Plan with respect to compensation for executive officers or individuals subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (g) The Committee may employ such legal counsel (which may include counsel employed by the Company), consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company. No member or former member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option grant.

4. ELIGIBILITY

     (a) Eligibility to receive the grant of an Option shall be limited to those full-time or part-time salaried, hourly or commissioned employees of the Company or of any subsidiary corporation or parent corporation of the Company who are not among the top ten percent (10%) of all "exempt" (as determined under the Fair Labor Standards Act, as amended) employees of the Company or of any subsidiary corporation or parent corporation of the Company in terms of salary grade at the time of grant. No grant shall be made to members of the Committee. No grant shall be made to any director, advisor or consultant who is not also an employee of the Company or of any subsidiary corporation or parent corporation of the Company.

     (b) The Plan does not create a right in any eligible employee to participate in the Plan or any part of the Plan.

     (c) An Incentive Option shall not be granted to any person who, at the time such Option would be granted, owns stock of the Company or any subsidiary corporation or parent corporation of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any subsidiary corporation or parent corporation of the Company. In determining stock ownership of an employee, the rules of Section 424(d) of the Code shall be applied, and the Committee may rely on representations of fact made to it by the employee and believed by it to be true.

5. OPTION TERMS

  (a) Option Price and Payment

     The price for each Share purchasable under any Option granted hereunder shall be such amount as the Committee shall, in its best judgment, determine on the basis of facts and circumstances to be not less than one hundred percent (100%) of the fair market value per Share at the date the Option is granted.

  (b) Term of Options

     (1) Subject to the limitation on exercise of Incentive Options contained in this Section 5, any Incentive Option granted hereunder shall be exercisable during a period of not more than ten (10) years from the date of grant of such Option at such times and in such amounts as the Committee shall determine at such date of grant of such Option.

     (2) Any Non-Qualified Option granted hereunder shall be exercisable during a period of not more than ten (10) years and one month from the date of the grant of such Option at such times and in such amounts as the Committee shall determine at the date of the grant of such Option.

     (3) The Committee shall have the right to accelerate, in whole or in part, from time to time, conditionally or unconditionally, rights to exercise any Option granted hereunder and all outstanding Options shall automatically become exercisable immediately upon the occurrence of a "change in control" as defined in Section 6.

     (4) To the extent that an Option is not exercised within the period of exercisability specified therein, it shall expire as to the then unexercised part.

  (c) Exercise of Options

     (1) Options granted under the Plan shall be exercised by the optionee as to all or part of the Shares covered thereby by the giving of written notice of the exercise thereto to the Corporate Secretary of the Company at the principal business office of the Company, specifying the number of Shares to be purchased and specifying a business day, not more than fifteen (15) days from the date such notice is given, for the payment of the purchase price of the Shares being purchased. Provided all other requirements and conditions imposed by this Plan and the Committee with respect to such exercise are satisfied, an exercise shall be effective (and an Option shall be deemed "exercised") as of the date by which both notice and payment have been received by the Company.

     (2) In connection with the exercise of any Option, the holder must, in the case of an Incentive Option, agree to notify the Company of any disqualifying disposition (as defined in Section 421 of the Code) of the Shares acquired upon the exercise and agree to pay to the Company any amount required to be withheld under any tax law on account of such disposition, as more fully set forth in
Section 11.

     (3) In the event a holder of an Option shall fail to satisfy all conditions and requirements imposed by the Plan or the Committee with respect to the exercise of a particular Option the Committee may, until all such conditions and requirements have been satisfied, refuse to permit the holder to exercise such Option or may permit the Option to be exercised but withhold delivery of certificates evidencing the Shares purchased. Subject to the foregoing, following the exercise of an Option and the satisfaction of all requirements and conditions imposed by this Plan and the Committee with respect to such exercise, and subject to the Committee's right to withhold certificates pursuant to
Section 11, a certificate for the Shares as to which the Option has been exercised shall be delivered to or upon the order of such person or persons.

  (d) Manner of Payment

     Payment of the purchase price for the Shares may be made in cash. In lieu of cash, the holder of an Option may, if and to the extent the terms of such Option so provide and to the extent permitted by applicable law, exercise an Option in whole or in part, by delivering to the Company shares of Summit Common Stock (in proper form for transfer and accompanied by all requisite stock transfer tax stamps or cash in lieu thereof) owned by such holder having a fair market value equal to the cash exercise price applicable to that portion of the Option being exercised by the delivery of such shares; provided, however, the Company may, as condition to accepting stock in whole or in partial payment of an Option exercise, require that such holder have owned the shares for a period of time that would not cause the disposition thereof to create a charge to the Company's earnings. The fair market value of the stock so delivered shall be determined as of the date immediately preceding the date on which the Option is exercised, or as may be required in order to comply with or to conform to the requirements of any applicable laws or regulations. The holder of an Option may not borrow from the Company or any subsidiary of the Company for the purpose of exercising an Option in whole or in part except from a securities broker during the limited period involving a "cashless exercise." The Committee may permit the holder of an Option to elect to pay the exercise price by authorizing a third party to sell the Shares (or a sufficient portion of the Shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the exercise price and any tax withholding resulting from such exercise. The Committee may permit any other method for paying the exercise price that it determines to be consistent with applicable law and the purpose of the Plan, including, without limitation: in lieu of the exercise of an Option by delivering shares of Summit Common Stock then owned by such holder, providing the Company with a notarized statement attesting to the number of shares owned, and upon verification by the Company, the Company would issue to the holder of the Option only the number of incremental shares to which the holder is entitled upon exercise of the Option.

  (e) Termination of Employment

     (1) Any exercise of an Option subsequent to termination of employment of any employee with the Company and all subsidiary corporations and parent corporations of the Company shall be subject to each of the conditions in clauses (A), (B) and (C) below:

          (A) an Option may be exercised only if, and to the extent that, the employee was entitled to exercise the Option on the day prior to the date of termination of employment;

          (B) all or any part of an Option otherwise exercisable and not theretofore exercised may be exercised; and (C) no Option may be exercised after the expiration of the original term of exercisability provided for in such Option.

     (2) Subject to the provisions of Section 5(e)(1), upon the termination of employment of any employee with the Company and with all subsidiary corporations and parent corporations of the Company, any Option previously granted to the employee shall terminate and become null and void at the time, or upon the expiration of the period, specified by the first of the following provisions which is applicable to the particular termination of employment, considered in order of priority from clause (A) through clause (I):

          (A) if the employment of any employee with such corporation is voluntarily terminated by the employee within a one-year period following a change in control of the Company (as defined in Section 6) other than due to retirement, such employee shall have the right to exercise Options held by the employee at any time up to and including three (3) months after the date of termination of employment;

          (B) whether or not specified in such Option, before or after a termination, the Committee may determine to extend the period after a termination of employment during which Options held by a terminated employee may be exercised, but not beyond the expiration of the original term of exercisability;

          (C) as specified by the Committee in such Option;

          (D) if an employee is discharged for cause (as defined below), any Options held by such employee shall forthwith terminate;

          (E) if an employee voluntarily terminates his or her employment (other than due to retirement or resignation by mutual agreement), any Options held by such employee shall forthwith terminate;

          (F) if an employee (1) resigns by mutual agreement with such corporation, or (2) is dismissed by the employer other than for cause, any Options held by such employee shall be exercisable at any time up to and including three (3) months after the date of termination of employment;

          (G) if the employment of any employee shall terminate by reason of the employee's disability (as defined in Section 22(e)(3) of the Code), any Options held by such employee shall be exercisable at any time up to and including: (1) one (1) year after the date of termination of employment in the case of an Incentive Option, and (2) three (3) years after the date of termination of employment, in the case of a Non-Qualified Option;

          (H) if the employment of any employee shall terminate by reason of the employee's retirement (at such age or upon such conditions as shall be specified by the Committee or, if not so specified, at any normal or early retirement date under such corporation's defined benefit pension plan), any Options held by such employee shall be exercisable at any time up to and including (1) three (3) months after the date of such retirement, in the case of an Incentive Option, and (2) three (3) years after the date of such retirement, in the case of a Non-Qualified Option; and

          (I) if an employee shall die (1) while in the employ of such corporation or (2) during the period specified in clause (F), (G) or (H) of this Section 5(e)(2), any Options held by such employee shall be exercisable at any time up to and including one (1) year from the date of death of such employee by the legal representative of such employee or by such person who acquires such employee Options by bequest or inheritance or by any other means by reason of the death of the employee.

     (3) The Committee, in its discretion, may provide in an Option at the time it is granted or may at any time thereafter determine, after the occurrence of a "change in control" (as defined in Section 6), that an outstanding Option shall terminate, notwithstanding the date upon which it otherwise would terminate, within a specified number of days (but not less than five (5) days) after notice of such termination is given to the holder and that such holder shall receive in respect of such termination, with respect to each Share subject to such Option, cash in an amount equal to the excess of (i) the fair market value of such Share immediately prior to the date of termination over (ii) the exercise price per Share of such Option: provided, however, that the date of termination of the Option shall not be earlier than five (5) days after the public announcement of the material terms of the change of control transaction, as determined in good faith by the Committee. The provisions contained in the preceding sentence shall be inapplicable to an Option granted within six (6) months before the occurrence of a change in control if the holder of such Option is a director or executive officer of the Company or a beneficial owner of Common Stock of the Company who is described in Section 16(a) of the Exchange Act unless an exemption under
Section 16(b) is otherwise available; it being understood, however, that such provisions shall be applicable to the legal representative or permitted successor of a director or executive officer who has died or become disabled (as defined in Section 22(e)(3) of the Code) during such six-month period.

     (4) For all purposes under the Plan, the term "for cause," shall mean (A) with respect to an employee who is a party to a written agreement with, or, alternatively, participates in a compensation or benefit plan of the Company or a subsidiary corporation or parent corporation of the Company, which agreement or plan contains a definition of "for cause" or "cause" (or words of like import) for purposes of termination of employment thereunder by the Company or such subsidiary corporation or parent corporation of the Company, "for cause" or "cause" as defined in the most recent of such agreements or plan, or (B) in all other cases, as determined by the Committee, in its sole discretion, that one or more of the following has occurred: (1) the willful commission by an employee of a criminal or other act that causes or will probably cause substantial economic damages to the Company or a subsidiary corporation or parent corporation of the Company or substantial injury to the business reputation of the Company or a subsidiary corporation or parent corporation of the Company; (2) the commission by an employee of an act of fraud in the performance of such employee's duties on behalf of the Company or a subsidiary corporation or parent corporation of the Company; (3) the continuing willful failure of an employee to perform the duties of such employee to the Company or a subsidiary corporation or parent corporation of the Company (other than such failure resulting from the employee's incapacity due to physical or mental illness) after (A) written notice thereof (specifying the particulars thereof in reasonable detail) is given to the employee by the employee's supervisor and (B) a reasonable opportunity to be heard and cure such failure is given to the employee by the Committee or a committee of nonemployee directors of the subsidiary corporation or parent corporation employing such employee; or (4) the order of a federal or state regulatory agency or a court of competent jurisdiction requiring the termination of the employee's employment. For purposes of the Plan, no act, or failure to act, on the employee's part shall be considered "willful" if such act, or failure to act, was done or omitted to be done by the employee in good faith and in a manner that the employee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to criminal acts or failures to act, such employee had no reasonable cause to believe his or her conduct was unlawful.

  (f) Nontransferability of Options

     Except as otherwise determined by the Committee in the case of Non-Qualified Options, Options granted hereunder shall not be transferable, whether by operation of law or otherwise, other than by will or the laws of descent and distribution, and any Option granted hereunder shall be exercisable, during the lifetime of the holder, only by such holder.

  (g) Limitation on Exercise of Incentive Options

     Except as otherwise provided under the Code, to the extent that the aggregate fair market value of stock with respect to which Incentive Options are exercisable for the first time by an employee during any calendar year (under all stock options plans of the Company and any parent corporation or subsidiary corporation of the Company) exceeds $100,000, such Options shall be treated as Non-Qualified Options. For purposes of this limitation, (1) the fair market value of stock is determined as of the time the Option is granted, and (2) the limitation will be applied by taking into account Options in the order in which they were granted.

6. CHANGE IN CONTROL

     For all purposes under the Plan, a "change in control" of the Company shall be deemed to occur (i) upon a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A or Item 1(a) of Form 8-K promulgated under the Exchange Act, or (ii) if any "person" (including as such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act, but excluding the Company and its subsidiaries or an employee benefit plan of the Company (or any fiduciary thereof) or a corporation controlled by the Company's shareholders in substantially the same character and proportions as their ownership of stock of the Company, or an underwriter temporarily holding securities pursuant to an offering of such securities) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's outstanding securities then entitled to vote for the election of directors; or (iii) if during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof (excluding, for purposes of this calculation, any director who dies during such period); or (iv) if the Company shall meet the delisting criteria of the New York Stock Exchange or any successor exchange in respect of the number of publicly-held shares or the number of shareholders holding one hundred (100) shares or more; or (v) if the Board of Directors shall approve the sale of all or substantially all of the assets of the Company; or (vi) if the Board of Directors shall approve any merger, consolidation, issuance of securities or purchase of assets, the result of which would be the occurrence of any event described in clause (i), (ii), (iii) or (iv) above or that the shareholders of the Company receive or retain stock having less than 65% combined voting power of the Company resulting from such transaction in substantially the same proportions as their prior ownership of the Company.

7. FAIR MARKET VALUE

     For all purposes under the Plan, "fair market value" shall be determined as follows: If Summit Common Stock is listed on one or more national securities exchanges in the United States or admitted to trading on one or more national securities exchanges in the United States pursuant to unlisted trading privileges granted by such exchanges (and approved by the U.S. Securities and Exchange Commission) on the date as of which fair market value must be or is to be determined (a "determination date"), fair market value shall be deemed to be the average of the high and low quotations at which Summit Common Stock is sold on such national securities exchanges, considered on a composite basis, on the determination date. If Summit Common Stock is listed on one or more national securities exchanges in the United States or admitted to trading on one or more national securities exchanges in the United States pursuant to unlisted trading privileges granted by such exchanges (and approved by U.S. Securities and Exchange Commission) on such determination date, but Summit Common Stock is not traded on any of such exchanges on such date, or none of such national securities exchanges are open for business on such date, fair market value shall be determined as of the closest preceding date on which any of such exchanges shall have been open for business and Summit Common Stock shall have been traded. Notwithstanding any of the foregoing, the Committee shall at all times retain the power to establish fair market value in the event that, in its discretion, it determines that extraordinary circumstances or conditions have affected trading in Summit Common Stock on one or more such exchanges such that, in its judgement, the fair market value determined in accordance with the foregoing does not reflect the true fair market value of Summit Common Stock on such determination date. For all purposes under this Plan, the determination by the Committee of the fair market value shall be conclusive.

8. THE EMPLOYMENT RELATIONSHIP

     (a) The Plan shall not impose any obligation on the Company or a subsidiary corporation or parent corporation to continue the employment of any employee selected to receive the grant of an Option. The Plan does not impose any obligation on any employee selected to receive an Option grant to remain in the employ of the Company or a subsidiary corporation or parent corporation.

     (b) For all purposes under the Plan, an employment relationship shall be deemed to exist between an individual and a corporation if, at the time of the determination, the individual was an "employee" of such corporation for purposes of Section 422(a) of the Code. If an individual is on military leave, sick leave or other bona fide leave of absence such individual shall be considered an "employee" for purposes of the exercise of an Option and shall be entitled to exercise such Option during such leave if the period of such leave does not exceed, (i) in the case of Non-Qualified Options, one (1) year, or (ii) in the case of Incentive Options, the longer of (A) 90 days, or (B) the period during which the individual's right to reemployment with the Company or a subsidiary corporation or parent corporation of the Company is guaranteed either by statute or by contract. If the period of leave exceeds the applicable periods of time set forth in clauses (i) and (ii) of the immediately preceding sentence, the employment relationship shall be deemed to have terminated by reason of dismissal by the employer without cause on the day following the final day of such applicable period of time.

     (c) A termination of employment shall not be deemed to occur by reason of
(i) the transfer of an employee from employment by the Company to employment by a subsidiary corporation or parent corporation of the Company or (ii) the transfer of an employee from employment by a subsidiary corporation or parent corporation of the Company to employment by the Company or by another subsidiary corporation or parent corporation of the Company.

9. USE OF PROCEEDS

     The cash proceeds of the sale of Shares subject to the Options granted hereunder are to be added to the general funds of the Company and used for its general corporate purposes as the Board of Directors shall determine.

10. ADJUSTMENT OF SHARES; EFFECT OF CERTAIN TRANSACTIONS

     In the event of any change in the outstanding shares of Summit Common Stock through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, split-off, spin-off, combination of shares, exchange of shares, or other like change in capital structure of the Company, an adjustment shall be made to each outstanding Option such that each such Option shall thereafter be exercisable for such securities or other property as would have been received in respect of the Shares subject to such Option had such Option been exercised in full immediately prior to such change, and such an adjustment shall be made successively each time any such change shall occur. The term "Shares" shall after any such change refers to the securities or other property then receivable upon exercise of an Option. In addition, in the event of any such change, the Committee shall make any further adjustment as may be appropriate to Plan limitations governing the maximum number of Shares for which Options may be granted on an individual and aggregate basis and the number of Shares and price per Share subject to outstanding Options as shall be equitable to prevent dilution or enlargement of rights under such Options and the determination of the Committee as to these matters shall be conclusive. All adjustments shall be rounded down to the next lower full Share. Notwithstanding the foregoing, (i) each such adjustment with respect to an Incentive Option shall comply with the rules of Section 424(a) of the Code, and (ii) in no event shall any adjustment be made which would render any Incentive Option granted hereunder other than an incentive stock option for purposes of Section 422 of the Code.

11. WITHHOLDING TAXES

     (a) The Committee may require an employee exercising a Non-Qualified Option granted hereunder or disposing of Shares acquired pursuant to the exercise of an Incentive Option hereunder in a disqualifying disposition (within the meaning of Section 421(b) of the Code) or otherwise engaging in any action or transaction with respect to the Plan which results in the imposition of a tax withholding obligation on the corporation that employs the employee (such events are sometimes referred to herein as "taxable events"), to reimburse the corporation that employs such employee for any taxes required by any government to be withheld or otherwise deducted and paid by such corporation on account of the taxable event. Any payment on account of a tax obligation shall be in a form acceptable to the Committee. If upon the occurrence of a taxable event the affected employee does not, in the time required by law or designated by the Committee, reimburse the corporation employing such employee for taxes as provided for above: (i) the corporation that employs such employee shall have the right to withhold some or all of the amount of such taxes from any other sums due or to become due from such corporation to the employee upon such terms and conditions as the Committee shall prescribe, and (ii) the Company may satisfy some or all of the tax obligation of such employee by withholding Shares acquired by the employee in the exercise of any Option and may in the same manner satisfy some or all of any additional tax obligation resulting from such withholding of Shares.

     (b) Upon the occurrence of a taxable event, an employee, if so permitted by the Committee, may elect to satisfy, in whole or in part, the employee's related estimated personal tax liabilities (including any tax withholding obligations described in Section 11(a) above) (an "Election") by (i) directing the Company or the subsidiary corporation or parent corporation employing the employee to withhold from the Shares issuable in the related exercise either (A) a specified percentage of Shares, (B) a specified number of Shares or (C) Shares having a specified value, in each case with a value not in excess of such estimated tax liabilities, (ii) tendering Shares previously issued pursuant to an exercise or other shares of Summit Common Stock owned by the employee or (iii) combining any or all of the foregoing options in any fashion. An Election shall be irrevocable. The withheld Shares and any other shares tendered in payment shall be valued at their fair market as of the date that the withholding obligation arises. The Committee may disapprove of any Election, suspend or terminate the right to make Elections or provide that the right to make Elections shall not apply to particular grants, Shares or exercises. If an employee is subject to Sections 16(a) and 16(b) of the Exchange Act then any Election by such employee must be made at a time or during a period and under such conditions, restrictions, limitations, requirements and circumstances which cause the Election and the related withholding to be exempt from Section 16(b) of the Exchange Act under applicable regulations of the U.S. Securities and Exchange Commission or otherwise. The Committee may impose any other conditions or restrictions on the right to make an Election as it shall deem appropriate.

12. PURCHASE FOR INVESTMENT

     Except as hereinafter provided and if so required by the Committee, the holder of an Option granted hereunder shall upon any exercise thereof execute and deliver to the Company a written statement, in form satisfactory to the Company, in which such holder or recipient represents and warrants that such holder or recipient is purchasing Shares acquired thereunder for such holder's own account, for investment only and not with a view to the resale or distribution thereof, and agrees that any subsequent offer for a sale or sale or distribution of any such Shares shall be made only pursuant to either (a) a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), which Registration Statement has become effective and is current with regard to the Shares being offered or sold, or (b) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the holder or recipient shall, if required by the Company, prior to any offer for sale or sale of such Shares, obtain a favorable written opinion, in form and substance satisfactory to the Company, from counsel, for or approved by the Company, as to the applicability of such exemption thereto. The foregoing restriction shall not apply to (x) issuances by the Company so long as the Shares being issued are registered under the Securities Act and a prospectus in respect thereof is current or (y) reofferings of Shares by affiliates of the Company (as defined in Rule 405 or any successor rule or regulation promulgated under the Securities Act) if the Shares being reoffered are registered under the Securities Act and a prospectus in respect thereof is current.

13. LEGENDS; PAYMENTS OF EXPENSES

     (a) The Company may endorse such legend or legends upon the certificates for Shares issued upon exercise of an Option granted hereunder and may issue such "stop transfer" instructions to its transfer agent in respect of such Shares as, in its discretion, it determines to be necessary or appropriate to
(i) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act, (ii) implement the provisions of the Plan and any agreement between the Company and the optionee with respect such Shares, or (iii) permit the Company to determine the occurrence of a disqualifying disposition, as described in Section 421(b) of the Code, of Shares transferred upon exercise of an Incentive Option granted under the Plan.

     (b) The Company shall pay all issue taxes with respect to the issuance of Shares, as well as all fees and expenses necessarily incurred by the Company in connection with such issuance.

14. LISTING OF SHARES AND RELATED MATTERS

     If at any time the Board of Directors shall determine in its discretion, that the listing, registration or qualification of the Shares covered by the Plan upon any national securities exchange, or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale, purchase, issuance or delivery of Shares under the Plan, no Shares shall be sold, purchased, issued or delivered, as the case may be, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board of Directors.

15. AMENDMENT TO THE PLAN

     The Board of Directors may, from time to time, amend the Plan and any Options granted under the Plan (including amendments which accelerate the exercisability of Options), provided that no amendment shall be made, without the approval of the shareholders of the Company, that will (a) increase the number of Shares provided for herein available for grants to all employees collectively or available for grant to individuals, other than an increase resulting from an adjustment provided for in Section 10, (b) reduce the exercise price of any Option or substitute new Options with a lower exercise price in exchange for outstanding Options, (c) modify the provisions of the Plan relating to eligibility, (d) materially increase the benefits accruing to employees chosen for grants under the Plan, or (e) permit the issuance of Options with an exercise price of less than fair market value. The Committee shall be authorized to amend the Plan, and Options granted hereunder to permit the Options intended to be Incentive Options to qualify as incentive stock options within the meaning of Section 422 of the Code. The rights and obligations under any Options granted before amendment of the Plan shall not be adversely affected by amendment of the Plan, or the Option, as the case may be, without the consent of the holder of the Option. The shareholders of the Company may amend the Plan by a majority of the votes cast at any regular or special meeting, without counting abstentions and broker non-votes, except for quorum purposes.

16. TERMINATION OR SUSPENSION OF THE PLAN

     The Board of Directors may at any time suspend or terminate the Plan. The Plan, unless sooner terminated under Section 19 or by action of the Board of Directors, shall terminate at the close of business on the Termination Date. No Options may be granted while the Plan is suspended or after it is terminated. Rights and obligations under any Option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except upon the consent of the person to whom the Option was granted. The power of the Committee under Section 3 to construe and administer any Option granted prior to the termination or suspension of the Plan nevertheless shall continue after such termination or during such suspension.

17. GOVERNING LAW

     The Plan and such Options as may be granted thereunder, and all related matters shall be governed by, and construed and enforced in accordance with, the laws of the State of New Jersey, regardless of the law that might otherwise govern under applicable New Jersey principles of conflict of laws.

18. PARTIAL INVALIDITY

     The invalidity or illegality of any provision herein shall not be deemed to affect the validity of any other provision.

19. EFFECTIVE DATE

     The Plan became effective upon adoption by the Board of Directors and subsequent approval by the shareholders of the Company, at A.M., New York City time, on April 23, 1999.

              [GRAPHIC OF MAP GIVING DIRECTIONS TO ANNUAL MEETING]

--------------------------------------------------------------------------------

                                     NOTICE

                        ADMITTANCE TO THE ANNUAL MEETING

     In order to accommodate our shareholders, admission to the Annual Meeting must be limited to shareholders, proxies, press and meeting staff. Two Welcome Desks will be set up to greet meeting attendees. If you hold stock in your own name, please proceed to the RECORD HOLDER Welcome Desk when you arrive. If you hold stock through a bank, broker or otherwise, please proceed to the STREET NAME Welcome Desk and please be prepared to furnish an account statement from your bank or broker, a copy of a proxy card mailed to you, or other proof of ownership of Summit Common Stock. PERSONS WITHOUT SUCH PROOF WILL NOT BE SEATED UNTIL THE MEETING STAFF DETERMINES THERE IS ADEQUATE SEATING FOR ALL ATTENDEES AND MAY BE DENIED ADMITTANCE ALTOGETHER.

     Attendees should at all times wear the official name tag provided by the Welcome Desks in order that the meeting staff may readily identify attendees admitted to the meeting in accordance with the procedures administered by the Welcome Desks. If you own stock in your own name and plan to attend the Annual Meeting, please mark the appropriate box on the proxy card. If you wish to attend the Annual Meeting but will not be submitting a proxy card with the appropriate box marked, please notify Summit at the following address as soon as possible: Corporate Secretary, ATTN: Annual Meeting Admissions, Summit Bancorp., 301 Carnegie Center, PO. Box 2066, Princeton, NJ 08543-2066. Doing this will allow us to prepare your official name tag in advance and eliminate unnecessary delays upon your arrival at the Annual Meeting.

                                    APPENDIX
                    (Pursuant to Rule 304 of Regulation S-T)

    1. Page 19 contains a description in tabular form of a graph entitled "Stock Performance Graph" which represents the comparison of the cumulative total return on the Company's Common Stock against the cumulative total return of The Keefe, Bruyette & Woods, Inc. ("KBW") 50 Index, an industry index, the Standard & Poors Major Regional Banks, an industry index and the Standard & Poors ("S&P") 500 Market Index, a broad market index for the period of five years commencing December 31, 1993 and ending December 31, 1998, which graph is contained in the paper format of this Proxy Statement being sent to Stockholders.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


 P                               SUMMIT BANCORP
               Proxy Solicited on Behalf of the Board of Directors
 R         of Summit Bancorp for the Annual Meeting on April 23, 1999

 O The undersigned hereby constitutes and appoints Robert L. Boyle, T.J. Dermot Dunphy and Elinor J. Ferdon and each of them, the undersigned's
 X true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of
 Y SUMMIT BANCORP. to be held at The Hyatt Regency Princeton, 102 Carnegie Center, Route 1 at Alexander Road, Princeton, New Jersey on Friday, April 23, 1999, and at any adjournments thereof, on all matters coming before said meeting.

          Election of Directors, Nominees:

          Robert L. Boyle, Robert G. Cox, Elinor J. Ferdon, William M. Freeman, William R. Miller, Joseph M. Tabak.

You are encouraged to specify your choice by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendations. However, the Proxies cannot vote your shares unless you sign and return this card.

                                                              [SEE REVERSE SIDE]
--------------------------------------------------------------------------------
                                                                            1724
[X] Please mark your votes as in this example.

     This proxy, when properly executed and timely returned, will be voted in the manner you direct. If no direction is made, this proxy will be voted FOR the election of the listed Director nominees and FOR proposals 2 and 3.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 and 3.

--------------------------------------------------------------------------------
                                             FOR     WITHHELD
1. Election of Directors (See Reverse)       [ ]       [ ]

For, except vote withheld from the following nominee(s):


--------------------------------------------------------------------------------
                                             FOR     AGAINST    ABSTAIN
2. Approval of the Summit Bancorp. 1999      [ ]       [ ]        [ ]
   Non-Executive Option Plan

--------------------------------------------------------------------------------
                                             FOR     AGAINST    ABSTAIN
3. Ratification of Independent Accountants   [ ]       [ ]        [ ]

--------------------------------------------------------------------------------
[ ] Please mark this box if you plan to attend the Annual Meeting.

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

Please date and sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.



-------------------------------------------------

-------------------------------------------------
 SIGNATURE(S)                        DATE



Summit Bancorp encourages you to take advantage of new and convenient ways by which you can vote your shares. You can vote your shares electronically through the internet or the telephone. This eliminates the need to return the proxy card.

To vote your shares electronically you must use the control number printed in the box above, just below the perforation. The series of numbers that appear in the box above must be used to access the system.

     1.   To vote over the Internet:

          o Log on to the Internet and go to the Web site http://www.vote-by-net.com.

     2.   To vote over the telephone:

          o On a touch-tone telephone, call 1-800-OK2-VOTE (1-800-652-8683) 24 hours a day, seven days a week.


Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

If you choose to vote your shares electronically, there is no need to mail back your proxy card.


               YOUR VOTE IS IMPORTANT TO US. THANK YOU FOR VOTING.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


V                                SUMMIT BANCORP.
O                NORWALK SAVINGS SOCIETY THRIFT INCENTIVE PLAN
T                Solicited on Behalf of the Board of Directors
I                              of SUMMIT BANCORP.
N                   for the Annual Meeting on April 23, 1999
G
     The undersigned hereby directs NSS Bank, Trustee of the Norwalk Savings
I    Society Thrift Incentive Plan, to vote all of the shares of Summit
N    Bancorp. which are held in the undersigned's Plan account at the Annual
S    Meeting of Shareholders of SUMMIT BANCORP. to be held on Friday, April 23,
T    1999 at The Hyatt Regency Princeton, 102 Carnegie Center, Route 1 at
R    Alexander Road, Princeton, New Jersey, and at any adjournments thereof, as
U    designated on the reverse, and in its discretion on such other matters as
C    may properly come before the meeting.
T
I
O         Election of Directors, Nominees:
N
          Robert L. Boyle, Robert G. Cox, Elinor J. Ferdon, William M. Freeman, William R. Miller, Joseph M. Tabak.
C
A
R
D

You are encouraged to specify your choices by marking the appropriate boxes on the reverse side.
                                                              [SEE REVERSE SIDE]
--------------------------------------------------------------------------------
                                                                            4036
[X] Please mark your votes as in this example.
     This card, when properly executed, will be voted in the manner you direct. If this card is not timely returned or properly executed, or if no direction is made, the Trustee will vote shares held in your account in the manner deemed by the Trustee to be in Plan participants' best interests.


            THE SUMMIT BANCORP BOARD OF DIRECTORS RECOMMENDS A VOTE
                           FOR PROPOSALS 1, 2 AND 3.

--------------------------------------------------------------------------------
                                             FOR     WITHHELD
1. Election of Directors (See Reverse)       [ ]       [ ]

For, except vote withheld from the following nominee(s):


--------------------------------------------------------------------------------
                                             FOR     AGAINST    ABSTAIN
2. Approval of the Summit Bancorp. 1999      [ ]       [ ]        [ ]
   Non-Executive Option Plan

--------------------------------------------------------------------------------
                                             FOR     AGAINST    ABSTAIN
3. Ratification of Independent Accountants   [ ]       [ ]        [ ]

--------------------------------------------------------------------------------




                                             This Card Must Be Signed Exactly As
                                                   Your Name Appears Hereon



                                             -----------------------------------
                                             SIGNATURE(S):                DATE



Summit Bancorp encourages you to take advantage of new and convenient ways by which you can vote your shares. You can vote your shares electronically through the internet or the telephone. This eliminates the need to return the proxy card.

To vote your shares electronically you must use the control number printed in the box above, just below the perforation. The series of numbers that appear in the box above must be used to access the system.

     1.   To vote over the Internet:

          o Log on to the Internet and go to the Web site http://www.vote-by-net.com.

     2.   To vote over the telephone:

          o On a touch-tone telephone, call 1-800-OK2-VOTE (1-800-652-8683) 24 hours a day, seven days a week.

Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

If you choose to vote your shares electronically, there is no need to mail back your proxy card.


               YOUR VOTE IS IMPORTANT TO US. THANK YOU FOR VOTING.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


V                                SUMMIT BANCORP.
O                            SAVINGS INCENTIVE PLAN
T                Solicited on Behalf of the Board of Directors
I                              of SUMMIT BANCORP.
N                   for the Annual Meeting on April 23, 1999
G
     The undersigned hereby directs Summit Bank, Trustee of the SUMMIT BANCORP.
I    Savings Incentive Plan, to vote all of the shares of Summit Bancorp. which
N    are held in the undersigned's Plan account at the Annual Meeting of
S    Shareholders of SUMMIT BANCORP. to be held on Friday, April 23, 1999 at The
T    Hyatt Regency Princeton, 102 Carnegie Center, Route 1 at Alexander Road,
R    Princeton, New Jersey, and at any adjournments thereof, as designated on
U    the reverse, and in its discretion on such other matters as may properly
C    come before the meeting.
T
I
O         Election of Directors, Nominees:
N
          Robert L. Boyle, Robert G. Cox, Elinor J. Ferdon, William M. Freeman, William R. Miller, Joseph M. Tabak
C
A
R
D

You are encouraged to specify your choices by marking the appropriate boxes on the reverse side.
                                                              [SEE REVERSE SIDE]
--------------------------------------------------------------------------------
                                                                            4036
[X] Please mark your votes as in this example.

     This card, when properly executed, will be voted in the manner you direct. If this card is not timely returned or properly executed, or if no direction is made, the Trustee will vote shares held in your Sub-Fund B account in the manner deemed by the Trustee to be in Plan participants' best interests.


     THE SUMMIT BANCORP. BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

--------------------------------------------------------------------------------
                                             FOR     WITHHELD
1. Election of Directors (See Reverse)       [ ]       [ ]

For, except vote withheld from the following nominee(s):


--------------------------------------------------------------------------------
                                             FOR     AGAINST    ABSTAIN
2. Approval of the Summit Bancorp. 1999      [ ]       [ ]        [ ]
   Non-Executive Option Plan

--------------------------------------------------------------------------------
                                             FOR     AGAINST    ABSTAIN
3. Ratification of Independent Accountants   [ ]       [ ]        [ ]

--------------------------------------------------------------------------------




                                             This Card Must Be Signed Exactly As
                                                   Your Name Appears Hereon



                                             -----------------------------------
                                             SIGNATURE(S):                DATE



Summit Bancorp encourages you to take advantage of new and convenient ways by which you can vote your shares. You can vote your shares electronically through the internet or the telephone. This eliminates the need to return the proxy card.

To vote your shares electronically you must use the control number printed in the box above, just below the perforation. The series of numbers that appear in the box above must be used to access the system.

     1.   To vote over the Internet:

          o Log on to the Internet and go to the Web site http://www.vote-by-net.com.

     2.   To vote over the telephone:

          o On a touch-tone telephone, call 1-800-OK2-VOTE (1-800-652-8683) 24 hours a day, seven days a week.

Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

If you choose to vote your shares electronically, there is no need to mail back your proxy ca;rd.


               YOUR VOTE IS IMPORTANT TO US. THANK YOU FOR VOTING.


--------------------------------------------------------------------------------